                                                                     EXHIBIT 2




        ---------------------------------------------------------------

                           STOCK PURCHASE AGREEMENT

                                   BY WHICH

                          ROWE FURNITURE CORPORATION

                                   ACQUIRES

                               STOREHOUSE, INC.

                                   *   *   *

                             DATED AUGUST 25, 1998

        ---------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1: SUBORDINATED LOAN BY ROWE TO STOREHOUSE
==================================================
     1.1.   Generally......................................................................................... 1
            ---------
     1.2    Certain Contemporaneous Deliveries................................................................ 1
            ----------------------------------
            (a)     Deliveries by Storehouse.................................................................. 1
                    ------------------------
            (b)     Deliveries by Rowe........................................................................ 1
                    ------------------
            (c)     Certain Other Deliveries.................................................................. 1
                    ------------------------

ARTICLE 2: PURCHASE AND SALE OF THE
===================================
     STOREHOUSE COMMON STOCK BY ROWE
     ===============================
     2.1    Generally......................................................................................... 2
            ---------
     2.2    Purchase Price.................................................................................... 2
            --------------
     2.3    Allocation of Base Purchase Price................................................................. 3
            ---------------------------------
     2.4    Stock Options and Rights.......................................................................... 3
            ------------------------

ARTICLE 3:  CLOSING OF PURCHASE OF STOREHOUSE COMMON STOCK
==========================================================
     3.1    Generally......................................................................................... 3
            ---------
            (a)     Time of Common Stock Closing.............................................................. 3
                    ----------------------------
            (b)     Election Against Common Stock Closing..................................................... 3
                    -------------------------------------
            (c)     Place of Closing.......................................................................... 4
                    ----------------
     3.2    Conditions to the Storehouse Shareholders' Obligations............................................ 4
            ------------------------------------------------------
            (a)     Representations and Warranties True and Correct........................................... 4
                    -----------------------------------------------
            (b)     Agreements Complied With.................................................................. 4
                    ------------------------
                    Stock Option and Rights Conversions....................................................... 4
                    -----------------------------------
            (d)     No Challenge to Transaction............................................................... 4
                    ---------------------------
            (e)     Governmental Consents Obtained or Requirements Satisfied.................................. 4
                    --------------------------------------------------------
     3.3    Conditions to Rowe's Obligations.................................................................. 4
            --------------------------------
            (a)     Representations and Warranties True and Correct........................................... 5
                    -----------------------------------------------
            (b)     Agreements Complied With.................................................................. 5
                    ------------------------
            (c)     No Damage or Destruction or Adverse Developments With Respect to Storehouse............... 5
                    ---------------------------------------------------------------------------
            (d)     Stock Option and Rights Conversions....................................................... 5
                    -----------------------------------
            (e)     No Challenge to Transaction............................................................... 5
                    ---------------------------
            (f)     Governmental Consents Obtained or Requirements Satisfied.................................. 5
                    --------------------------------------------------------
            (g)     Consents Obtained......................................................................... 5
                    -----------------
            (h)     Confirmation of EBITDA.................................................................... 6
                    ----------------------
     3.4    Deliveries by the Storehouse Shareholders......................................................... 6
            -----------------------------------------
            (a)     Stock Certificate......................................................................... 6
                    -----------------
            (b)     Vendor Comfort............................................................................ 6
                    --------------
            (c)     Resignations.............................................................................. 6
                    ------------
            (d)     Common Stock Closing Certificate.......................................................... 6
                    --------------------------------
            (e)     Legal Opinions............................................................................ 6
                    --------------
            (f)     U.C.C. Termination Statements............................................................. 6
                    -----------------------------
     3.5    Deliveries by Rowe................................................................................ 6
            ------------------
            (a)     Purchase Price --to the Storehouse Shareholders........................................... 6
                    -----------------------------------------------
            (b)     Stock Option Agreements................................................................... 7
                    -----------------------

            (c)     Common Stock Closing Certificate.........................................................  7
                    --------------------------------
            (d)     Legal Opinion............................................................................  7
                    -------------
            (e)     Other Funds..............................................................................  7
                    -----------
     3.6    Earn-Out Purchase Price..........................................................................  7
            -----------------------
            (a)     Generally................................................................................  7
                    ---------
            (b)     Calculation of EBITDA Earn-Out...........................................................  7
                    ------------------------------
            (c)     Calculation of Product Sales Earn-Out....................................................  8
                    -------------------------------------
            (d)     Report to the Shareholders' Agent Committee of the Earn-Out..............................  8
                    -----------------------------------------------------------
            (e)     Report Binding; Objections...............................................................  8
                    --------------------------
            (f)     Arbitration..............................................................................  9
                    -----------
     3.7    Allocation of Earn-Out Purchase Price among Storehouse Shareholders..............................  9
            -------------------------------------------------------------------
            (a)     Generally................................................................................  9
                    ---------
            (b)     Tranche One.............................................................................. 10
                    -----------
            (c)     Tranche Two.............................................................................. 10
                    -----------
            (d)     Tranche Three............................................................................ 10
                    -------------
     3.8    Debenture Election with Respect to Earn-Out Purchase Price....................................... 10
            ----------------------------------------------------------
            (a)     Generally................................................................................ 10
                    ---------
            (b)     Election of Rowe Convertible Debentures.................................................. 10
                    ---------------------------------------
            (c)     Election as to Convertibility Rights..................................................... 11
                    ------------------------------------
     3.9    Repurchase of Subordinated Promissory Note if Closing Does Not Occur............................. 11
            --------------------------------------------------------------------
            3.10    Default on Redemption Obligation......................................................... 11
                    --------------------------------
            3.11    Guarantee by Certain Storehouse Shareholders............................................. 12
                    --------------------------------------------
            3.12    Prepayment of Subordinated Promissory Note............................................... 12
                    ------------------------------------------
            3.13    Right of Refusal......................................................................... 12
                    ----------------

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF CERTAIN
====================================================
     STOREHOUSE SHAREHOLDERS
     =======================
     4.1    Status of Storehouse............................................................................. 13
            --------------------
            (a)     Corporate Existence and Status........................................................... 13
                    ------------------------------
            (b)     Corporate Power.......................................................................... 13
                    ---------------
            (c)     Capitalization and Shareholders.......................................................... 13
                    -------------------------------
            (d)     Qualification............................................................................ 13
                    -------------
            (e)     Ownership Interests...................................................................... 13
                    -------------------
            (f)     Books and Records........................................................................ 14
                    -----------------
     4.2    Certain Financial Matters........................................................................ 14
            -------------------------
            (a)     Attached Financial Statements............................................................ 14
                    -----------------------------
            (b)     Status of Financial Statements........................................................... 14
                    ------------------------------
            (c)     Absence of Undisclosed Liabilities....................................................... 14
                    ----------------------------------
            (d)     Absence of Certain Changes............................................................... 15
                    --------------------------
     4.3    Taxes............................................................................................ 16
            -----
            (a)     Filing of Returns; Payment of Taxes; Liens............................................... 16
                    ------------------------------------------
            (b)     Examinations............................................................................. 17
                    ------------
            (c)     Absence of IRC (S) 338 and Subchapter S Elections........................................ 17
                    -------------------------------------------------
            (e)     Excess Parachute Payments................................................................ 17
                    -------------------------
     4.4    Real and Personal Property--Owned or Leased...................................................... 17
            -------------------------------------------
            (a)     Owned Properties......................................................................... 17
                    ----------------
            (b)     Leases................................................................................... 18
                    ------
            (c)     Certain Information as to the Property................................................... 18
                    --------------------------------------

            (d)     All Necessary Properties................................................................. 18
                    ------------------------
            (e)     Year 2000 Compliant...................................................................... 18
                    -------------------
     4.5    Trademarks, Trade Names and Other Intellectual Property.......................................... 19
            -------------------------------------------------------
     4.6    Indebtedness..................................................................................... 19
            ------------
     4.7    Contracts........................................................................................ 19
            ---------
     4.8    Insurance........................................................................................ 20
            ---------
     4.9    Status........................................................................................... 20
            ------
     4.10   Officers and Directors; Employment Relationships................................................. 21
            ------------------------------------------------
     4.11   Employee Benefits................................................................................ 21
            -----------------
            (a)     List of Plans............................................................................ 21
                    -------------
            (b)     Qualification............................................................................ 22
                    -------------
            (c)     Accruals; Funding........................................................................ 22
                    -----------------
            (d)     Reporting and Disclosure................................................................. 23
                    ------------------------
            (e)     Prohibited Transactions; Terminations; Other Reportable Events........................... 23
                    --------------------------------------------------------------
            (f)     Claims for Benefits...................................................................... 23
                    -------------------
            (g)     Retiree Benefits......................................................................... 23
                    ----------------
            (h)     Other.................................................................................... 24
                    -----
     4.12   Labor Relations.................................................................................. 24
            ---------------
     4.13   Litigation....................................................................................... 24
            ----------
     4.14   Compliance with Laws............................................................................. 24
            --------------------
            (a)     Generally................................................................................ 24
                    ---------
            (b)     Charges or Violations; Investigations.................................................... 24
                    -------------------------------------
            (c)     Permits.................................................................................. 25
                    -------
            (d)     Environmental............................................................................ 25
                    -------------
     4.15   Bank Accounts.................................................................................... 26
            -------------
     4.16   Transactions with Affiliate...................................................................... 26
            ---------------------------
     4.17   No Violations or Conflict from Execution, Delivery or Performance of this Agreement.............. 26
            -----------------------------------------------------------------------------------
     4.18   Vendor and Factor Relationships.................................................................. 26
            -------------------------------
     4.19   Brokers.......................................................................................... 26
            -------
     4.20   No Governmental Consents Required................................................................ 27
            ---------------------------------
     4.21   No Material Omission............................................................................. 27
            --------------------
     4.22   Other............................................................................................ 27
            -----
     4.23   Reliance......................................................................................... 27
            --------
     4.24   Character of Representations and Warranties...................................................... 27
            -------------------------------------------

ARTICLE 5:  ROWE'S REPRESENTATIONS AND WARRANTIES
=================================================
     5.1    Existence........................................................................................ 27
            ---------
     5.2    Authorization.................................................................................... 27
            -------------
     5.3    SEC Reports...................................................................................... 28
            -----------
     5.4    No Violation or Conflict from Execution, Delivery or Performance of this Agreement............... 28
            ----------------------------------------------------------------------------------
     5.5    Investment Representation........................................................................ 28
            -------------------------
     5.6    Rowe Common Stock - Valid Issuance............................................................... 28
            ----------------------------------
     5.7    Material Omissions............................................................................... 28
            ------------------

ARTICLE 6:  CERTAIN OTHER AGREEMENTS
====================================

     6.1    Operation of Storehouse's Business Between Signing and Common Stock Closing...................... 29
            ---------------------------------------------------------------------------
     6.2    No Negotiations.................................................................................. 29
            ---------------
     6.3    Publicity........................................................................................ 30
            ---------
     6.4    Inspection....................................................................................... 30
            ----------
     6.5    Certain Employee Matters......................................................................... 30
            ------------------------
            (a)     Continued Employment..................................................................... 30
                    --------------------
            (b)     Generally as to Employee Plans........................................................... 30
                    ------------------------------
            (c)     Vacation................................................................................. 31
                    --------
            (d)     Group Insurance Plans.................................................................... 31
                    ---------------------
            (e)     ESOP..................................................................................... 31
                    ----
     6.6    Release of Storehouse By Each Storehouse Shareholder............................................. 32
            ----------------------------------------------------
     6.7    Cancellation of Any Restrictive Contracts........................................................ 32
            -----------------------------------------
     6.8    Certain Taxes.................................................................................... 33
            -------------
     6.9    Filing under HSR Act............................................................................. 33
            --------------------
            (a)     General.................................................................................. 33
                    -------
            (b)     Filings.................................................................................. 33
                    -------
            (c)     Appeal................................................................................... 33
                    ------
            (d)     Certain Representations and Warranties................................................... 33
                    --------------------------------------
     6.10   Payoff of Sanwa Loan............................................................................. 33
            --------------------
     6.11   Rowe's Agreement to Transfer Restrictions & Share Legends........................................ 33
            ---------------------------------------------------------
     6.12   Expenses......................................................................................... 34
            --------
     6.13   Consent as to Representation..................................................................... 34
            ----------------------------

ARTICLE 7:  INDEMNIFICATION.
===========================
     7.1    Specific Indemnification Obligations--by the Storehouse Shareholders............................. 34
            --------------------------------------------------------------------
            (c)     ESOP..................................................................................... 35
                    ----
            (e)     Third-Party Claims....................................................................... 35
                    ------------------
     7.2    Specific Indemnification Obligations--By Rowe.................................................... 36
            ---------------------------------------------
     7.3    Certain Limitations.............................................................................. 36
            -------------------
            (a)     Time Limitations......................................................................... 36
                    ----------------
            (b)     Deductible............................................................................... 36
                    ----------
            (c)     Cap...................................................................................... 36
                    ---
            (d)     Recoveries............................................................................... 36
                    ----------
            (e)     Other.................................................................................... 37
                    -----
     7.4    Procedures for Claims and Satisfaction........................................................... 37
            --------------------------------------
            (a)     Notice of Facts Forming Basis for Claim.................................................. 37
                    ---------------------------------------
            (b)     Right to Contest Third Party Claims...................................................... 37
                    -----------------------------------
            (c)     Notice of Fixed or Determined Loss....................................................... 38
                    ----------------------------------
            (d)     Arbitration.............................................................................. 38
                    -----------
            (e)     Satisfaction of Indemnification Obligations.............................................. 38
                    -------------------------------------------
     7.5    Certain Rules.................................................................................... 39
            -------------
     7.6    Survival; Exclusive Remedies..................................................................... 39
            ----------------------------

ARTICLE 8:  TERMINATION AND ABANDONMENT
=======================================
     8.1    General.......................................................................................... 39
            -------
            (a)     Failure of Storehouse's Conditions....................................................... 39
                    ----------------------------------
            (b)     Failure of Rowe's Conditions............................................................. 40
                    ----------------------------

            (c)     HSR Act.................................................................................. 40
                    -------
     8.2    Specific Performance and Other Remedies.......................................................... 40
            ---------------------------------------
     8.3    Effect of Termination............................................................................ 41
            ---------------------

ARTICLE 9:  SHAREHOLDERS' AGENT COMMITTEE
=========================================
     9.1    Appointment and Acceptance....................................................................... 41
            --------------------------
     9.2    Authorization.................................................................................... 41
            -------------
            (a)     Execution and Delivery of Agreements..................................................... 41
                    ------------------------------------
            (b)     Notices & Determinations................................................................. 41
                    ------------------------
            (c)     Disputes & Consents...................................................................... 41
                    -------------------
            (d)     Payments - Receipt & Disbursements....................................................... 42
                    ----------------------------------
     9.3    Procedural Matters............................................................................... 42
            ------------------
            (a)     Meetings and Written Consents............................................................ 42
                    -----------------------------
            (b)     Required Vote or Signatures.............................................................. 42
                    ---------------------------
     9.4    Reliance......................................................................................... 42
            --------
     9.5    Successors....................................................................................... 42
            ----------
     9.6    Survival of Authorizations....................................................................... 43
            --------------------------
     9.7    Certain Limitations.............................................................................. 43
            -------------------
     9.8    No Implied Agency or Partnership................................................................. 43
            --------------------------------
     9.9    Expenses......................................................................................... 43
            --------

ARTICLE 10:  MISCELLANEOUS PROVISIONS
=====================================
     10.1   Good Faith; Cooperation.......................................................................... 44
            -----------------------
     10.2   Notices.......................................................................................... 44
            -------
     10.3   Assignment; Successors in Interest............................................................... 45
            ----------------------------------
            (a)     By Rowe.................................................................................. 45
                    -------
            (b)     By the Storehouse Shareholders........................................................... 45
                    ------------------------------
            (c)     Binding Nature........................................................................... 45
                    --------------
            (d)     Notice of Changes........................................................................ 45
                    -----------------
     10.4   Severability..................................................................................... 46
            ------------
     10.5   Certain Definitions.............................................................................. 46
            -------------------
     10.6   Certain Rules of Construction.................................................................... 47
            -----------------------------
     10.7   Definition of Knowledge.......................................................................... 47
            -----------------------
     10.8   Remedies......................................................................................... 47
            --------
     10.9   Controlling Law; Integration; Amendment; Waiver.................................................. 47
            -----------------------------------------------
     10.10  Counterparts..................................................................................... 48
            ------------

                                 DEFINED TERMS
                                 -------------

                                                                 Page
1997 Financial Statements..........................................14

1998 Plan Year.....................................................31

1999 Plan Year.....................................................31

applicable law.....................................................46

Antitrust Division.................................................33

Article............................................................47

Average Sales...................................................... 8

Category I Shareholder............................................. 2

Category II Shareholders........................................... 2

CERCLA.............................................................25

Closing............................................................ 4

Closing Date....................................................... 4

COBRA..............................................................24

Common Stock Closing Date.......................................... 4

Conflict...........................................................26

contract...........................................................46

copies.............................................................47

copy...............................................................47

Deal Expenses...................................................... 2

defined benefit plan...............................................22

Debenture Election.................................................10

                                 DEFINED TERMS
                                 -------------

Debenture Election Amount..........................................10

Debt Instruments...................................................19

EBITDA Amount...................................................... 7

EBITDA Earn-Out.................................................... 7

EBITDA Earn-Out Period............................................. 7

EBITDA Report...................................................... 8

Election Notice....................................................11

Election to Defend.................................................37

Employee Plans.....................................................22

Employment Agreements.............................................. 2

Employment Arrangements............................................21

Environmental Law..................................................25

ERISA..............................................................21

ERISA Affiliate....................................................22

employee pension benefit plan......................................22

ESOP............................................................... 2

Exhibit............................................................47

Financial Statements...............................................14

FTC................................................................33

Georgia Act........................................................34

governmental authority.............................................46

Hazardous Substance................................................25

Hazardous Waste....................................................25

                                 DEFINED TERMS
                                 -------------

HSR Act............................................................ 4

Indebtedness.......................................................19

Indemnified Party..................................................37

Indemnifying Party.................................................37

Indemnifying Shareholders..........................................34

Insurance Policies.................................................20

Intellectual Property..............................................19

Intellectual Property Licenses.....................................19

included...........................................................47

Internal ESOP Indebtedness.........................................31

including..........................................................47

IRC................................................................ 7

IRS................................................................22

Loan Closing Date.................................................. 1

Loss...............................................................39

lease..............................................................46

lien...............................................................46

multiple employer plan.............................................21 multi-employer plan................................................22

Material Contract..................................................20

Material Contracts.................................................20

multiple employer welfare arrangement..............................22

Material Leases....................................................18

                                 DEFINED TERMS
                                 -------------

Noncompetition Agreements.......................................... 2

Option Exercise Price.............................................. 3

Pension/Profit-Sharing Plan........................................21

Prime Rate.........................................................39

Product Sales Earn-Out............................................. 8

Product Sales Earn-Out Period...................................... 8

Product Sales Report............................................... 8

Properties.........................................................17

Property...........................................................17

Purchase Price..................................................... 2

parties............................................................46

party..............................................................46

pending............................................................46

permit.............................................................46

permitted lien.....................................................46 person.............................................................46

plan...............................................................46

prohibited transaction.............................................23 reportable event...................................................23 restriction........................................................46

Regulatory Filings.................................................33

Representing Storehouse Shareholders...............................12

Repurchase Date....................................................11

                                 DEFINED TERMS
                                 -------------

Repurchase Default.................................................12

Rowe............................................................... 1

Rowe Common Stock..................................................11

Rowe Convertible Debenture......................................... 9

Rowe Delivered Documents...........................................27

Rowe Subordinated Loan............................................. 1

Rules.............................................................. 9

Schedule...........................................................47

Section............................................................47

SEC Filings........................................................28

subsidiary.........................................................46

Shareholders' Agent Committee......................................41

Significant Vendor.................................................26

Storehouse......................................................... 1

Storehouse Common Stock............................................ 2

Storehouse Shareholders............................................ 1

Subordinated Promissory Note....................................... 1

Subsection.........................................................47

Sub-Category II Shareholders.......................................10

Super lien.........................................................25

SuperFund..........................................................25

taxes..............................................................46

Tax Authority......................................................17

                                 DEFINED TERMS
                                 -------------

Technology Products................................................18

Third Party Claim..................................................37

this Agreement.....................................................47

threatened.........................................................47

to its knowledge...................................................47

to Storehouse's knowledge..........................................47 toxic substances...................................................25

Unaudited Financial Statements.....................................14

Welfare Plan.......................................................21

Year 2000 Compliant................................................18

                               *   *   *   *   *

                           STOCK PURCHASE AGREEMENT
                                   BY WHICH
                          ROWE FURNITURE CORPORATION
                                   ACQUIRES
                               STOREHOUSE, INC.
               =================================================

     THIS IS A STOCK PURCHASE AGREEMENT by and among Rowe Furniture Corporation, a Nevada corporation ("Rowe"), and the shareholders of Storehouse, Inc., a Georgia corporation ("Storehouse"), listed in Exhibit A (the "Storehouse
                                              ---------
Shareholders"), and dated August 25, 1998, and by which Rowe and the Storehouse Shareholders, in consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows:

              ARTICLE 1: SUBORDINATED LOAN BY ROWE TO STOREHOUSE
              ==================================================

     1.1.     GENERALLY.  Contemporaneously with the execution and delivery of
              ---------
this Agreement (the "Loan Closing Date"), Rowe is making a subordinated loan to Storehouse in the amount of $2,500,000 (the "Rowe Subordinated Loan").

     1.2      CERTAIN CONTEMPORANEOUS DELIVERIES.
              ----------------------------------

              (a) Deliveries by Storehouse. On the Loan Closing Date, Storehouse
                  ------------------------
shall deliver to Rowe the following:

                  (i)    Subordinated Promissory Note. A subordinated promissory
                         ----------------------------
note in the principal amount of $2,500,000 in substantially the form as Exhibit __(the "Subordinated Promissory Note").

              (b) Deliveries by Rowe.
                  ------------------

                  (i)    Loan Proceeds. $2,500,000 by wire transfer of
                         -------------
immediately available funds to a bank account designated by Storehouse.

              (c) Certain Other Deliveries.
                  ------------------------

                  (i)    Delivery to the ESOP. A written opinion from the ESOP's
                         --------------------
financial advisor that the terms and conditions of the transactions contemplated by this Agreement are fair to the ESOP from a financial point of view.

                  (ii)   Noncompetition & Nondisclosure Agreements.
                         -----------------------------------------
Noncompetition and Nondisclosure agreements duly executed by Storehouse and each of Frederick G. Currey, Bradley N. Currey, Jr., Laurie O. Kahn, Richard Goldstein, James R. Wood and W. Clyde Mynatt and becoming effective as of the Common Stock Closing Date, in substantially the form of Exhibits C(a) through C(c), respectively (the "Noncompetition Agreements").

                  (iii)  Employment Agreement.  An employment agreement in
                         --------------------
substantially the form of Exhibit D duly executed by W. Clyde Mynatt and effective as of the Common Stock Closing Date.

                  (iv)   Severance Agreements. Severance agreements in
                         --------------------
substantially the form of Exhibit E duly executed by each of Laurie O. Kahn, Richard Goldstein and James R. Wood and effective as of the Common Stock Closing Date.

                  (v)    Stock Rights Letters. Agreements canceling all existing
                         --------------------
stock awards, phantom stock awards, employment agreements and stock option agreements between Storehouse and W. Clyde Mynatt, Richard Goldstein, James R. Wood and Laurie O. Kahn in substantially the form attached as Exhibits F(a) and F(b) having been duly executed by each such person and effective as of the Common Stock Closing Date.

                  (vi)   Stock Bonus Letters. Agreements granting Storehouse
                         -------------------
stock awards to Richard Goldstein, James R. Wood and Laurie O. Kahn in substantially the form attached as Exhibits G(a) - G(c) having been duly executed by each such person.

                      ARTICLE 2: PURCHASE AND SALE OF THE
                      ===================================
                       STOREHOUSE COMMON STOCK BY ROWE.
                       ===============================

     2.1 GENERALLY.  Rowe's acquisition of  all of the issued and outstanding
         ---------
capital stock of Storehouse (the "Storehouse Common Stock"), at the Common Stock Closing shall consist of (a) each Storehouse Shareholder's selling, assigning, conveying, transferring and delivering his Storehouse Common Stock to Rowe, (b) Rowe's purchasing and accepting delivery of the Storehouse Common Stock from the Storehouse Shareholders, (c) Rowe's paying to the Storehouse Shareholders the Purchase Price, and (d) the other matters set forth in this Agreement. The Storehouse Shareholders are categorized as follows: the "Category I Shareholder" is the Storehouse, Inc. Employee Stock Ownership Plan (the "ESOP"); and the "Category II Shareholders" are all the other Storehouse Shareholders.

     2.2 PURCHASE PRICE. The Purchase Price consists of the Base Purchase Price
         --------------
(as defined below) and the Earn-Out Purchase Price (as defined in Section 3.6 below; the Base Purchase Price and the Earn-Out Purchase Price are referred to collectively as the "Purchase Price"). The Base Purchase Price is an amount calculated as (a) $10,350,000 minus (b) $3,120,030.70 minus (c) 62% of the
                              -----                   -----
prepayment penalty attributable to prepayment of any portion of Storehouse's indebtedness to Sanwa Business Credit Corporation (which amount the parties estimate will not exceed $130,000) minus (d) 62% of the fee or other costs (but
                                   -----
excluding any increases in rental or other regular periodic payments) paid to third parties in order to obtain the consents necessary to satisfy the closing condition of Section 3.3(g) minus (e) all expenses of Storehouse in connection
                            -----
with evaluating its strategic alternatives, its sale process, this Agreement and the transactions contemplated herein, including fees and expenses of brokers, advisors, attorneys and accountants ("Deal Expenses") in excess of $500,000 (which excess expenses the parties estimate will not exceed $125,000); minus (f)
                                                                       -----
cash payments to Richard Goldstein, Laurie O. Kahn and/or James R. Wood pursuant to agreements referred to in Section 1.2(c)(vi); minus (g) any payments to Faye
                                                 -----
George pursuant to a severance agreement with her dated August 6, 1998.

     2.3  ALLOCATION OF BASE PURCHASE PRICE.  The Base Purchase Price is
          ---------------------------------
allocated among the Storehouse Shareholders as provided in Section 3.5. The Earn-Out Purchase Price will be separately allocated to the Category I and Category II Shareholders in accordance with Sections 3.7 and 3.8.

     2.4  STOCK OPTIONS AND RIGHTS.  Immediately prior to the Common Stock
          ------------------------
Closing, each outstanding option to acquire Storehouse Common Stock listed in
Part I of Exhibit B shall be converted into shares of Storehouse Common Stock.
          ---------
Exhibit B lists:  (a) the option holders, (b) the number of shares of Storehouse
---------
Common Stock resulting from such conversions as to each option holder (and those shares are also reflected in the totals at the Common Stock Closing in Exhibit
                                                                       -------
A); and (c) the amount of each option holder's option exercise price (the "Option Exercise Price") that will reduce the Purchase Price paid to them. Immediately prior to the Common Stock Closing, each of the stock bonus, phantom stock and employment agreements listed in Parts II, III and IV of Exhibit B will
                                                                  ---------
be canceled and shares of Storehouse Common Stock will be issued to the employees as specified in such Exhibit B (and those are also reflected in the
                               ---------
total number of shares at Common Stock Closing in Exhibit A).
                                                  ---------

          ARTICLE 3:  CLOSING OF PURCHASE OF STOREHOUSE COMMON STOCK.
          ==========================================================

     3.1  GENERALLY.
          ---------

          (a) Time of Common Stock Closing.  The Common Stock Closing shall
              ----------------------------
occur no later than ten days after the conditions specified in Sections 3.2 and
3.3 have been satisfied and one of the following has occurred:

              (i) Storehouse has achieved an EBITDA for the six-month period ended January 31, 1999 of at least $3,698,000;

              (ii) Storehouse has achieved an EBITDA of at least $3,660,000 for the twelve-month period ended April 30, 1999; or

              (iii) Rowe has given written notice to the Shareholders' Agent Committee of its election to proceed with the Common Stock Closing, which notice must be given within five days after the 15 day period set forth in Section 3.6(d)(i), and the Storehouse Shareholders having failed to make the Storehouse Shareholder Election as defined in Subsection (b) below.

          (b) Election Against Common Stock Closing.  If Rowe elects to proceed
              -------------------------------------
with the Common Stock Closing pursuant to Subsection (a)(iii), then the Common Stock Closing will not occur if within ten days after receipt of the notice by Rowe pursuant to Subsection (a)(iii), Storehouse Shareholders owning one hundred percent (100%) of the Storehouse Common Stock elect in writing not to proceed with the Common Stock Closing (the "Storehouse Shareholder Election").

          (c) Place of Closing.  The payments and deliveries contemplated by
              ----------------
Sections 3.4 and 3.5 (the "Common Stock Closing") shall be at the offices of Sutherland, Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, commencing at 10:00 a.m., local time on the date specified by Rowe within the time period specified in Section 3.1(a) (the

"Common Stock Closing Date"). The Common Stock Closing shall be effective at 11:59:59 p.m. on the Common Stock Closing Date.

     3.2  CONDITIONS TO THE STOREHOUSE SHAREHOLDERS' OBLIGATIONS.  The
          ------------------------------------------------------
Storehouse Shareholders' obligations to make their deliveries at the Common Stock Closing are subject to the following conditions:

          (a) Representations and Warranties True and Correct.  Each of Rowe's
              -----------------------------------------------
representations and warranties contained in this Agreement being true and complete as of the date of this Agreement and being true and complete in all material respects as of the Common Stock Closing as if made anew as of such date (disregarding as of the Common Stock Closing Date any materiality or knowledge qualifiers in such representations and warranties).

          (b) Agreements Complied With.  Each of Rowe's agreements contained in
              ------------------------
Article 6 that are to be complied with prior to the Common Stock Closing having been complied with.

          (c) Stock Option and Rights Conversions.  The conversions of the
              -----------------------------------
options and the cancellation of the stock bonus, phantom stock and employment agreements as contemplated by Section 2.4 having occurred.

          (d) No Challenge to Transaction.  No action having been instituted,
              ---------------------------
proposed or threatened by any person before any governmental authority that has not been withdrawn, dismissed with prejudice, rescinded, or otherwise eliminated either (i) to enjoin, restrain or prohibit the performance of this Agreement or
(ii) to obtain material damages against Storehouse or any of the Storehouse Shareholders in respect of the execution, delivery or performance of this Agreement.

          (e) Governmental Consents Obtained or Requirements Satisfied.  All
              --------------------------------------------------------
authorizations, consents and approvals, if any, of any governmental authority necessary for the execution, delivery and performance of this Agreement having been obtained and being in full force and effect; and all applicable governmental pre-acquisition filing, information furnishing and waiting period requirements (including those under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (collectively, the "HSR Act")) having been met or such compliance having been waived by the governmental authorities having authority to grant such waivers.

     3.3  CONDITIONS TO ROWE'S OBLIGATIONS.  Rowe's obligation to make its
          --------------------------------
payments and deliveries at the Common Stock Closing are subject to the following conditions:

          (a) Representations and Warranties True and Correct.  Each of the
              -----------------------------------------------
representations and warranties of the Storehouse Shareholders contained in this Agreement being true and complete as of the date of this Agreement and being true and complete in all material respects as of the Common Stock Closing as if made anew as of such date (disregarding in each case materiality or knowledge qualifiers other than in Section 4.18 and in those instances involving knowledge of acts or omissions of third parties in any such representations and warranties).

          (b) Agreements Complied With.  Each of the agreements of the
              ------------------------
Storehouse Shareholders contained in Article 6 that are to be complied with prior to the Common Stock Closing having been complied with in all material respects.

          (c) No Damage or Destruction or Adverse Developments With Respect to
              ----------------------------------------------------------------
Storehouse.  No material damage to any material property of Storehouse, whether
----------
or not covered by insurance, or material change in or material development with respect to Storehouse's business, having occurred which has resulted in, or could be reasonably expected to result in, a material adverse effect on Storehouse's financial condition or Storehouse's results of operations.

          (d) Stock Option and Rights Conversions.  The conversions of the
              -----------------------------------
options and the cancellation of the stock bonus, phantom stock and employment agreements contemplated Section 2.4 having occurred.

          (e) No Challenge to Transaction.  No action having been instituted or
              ---------------------------
threatened by any person before any governmental authority that has not been withdrawn, dismissed with prejudice, rescinded, or otherwise eliminated either
(i) to enjoin the performance of this Agreement, (ii) to obtain material damages against Rowe in respect of the execution, delivery and performance of this Agreement, or (iii) which, in the reasonable judgment of Rowe, could reasonably be expected to have a material adverse effect on Storehouse's financial condition.

          (f) Governmental Consents Obtained or Requirements Satisfied.  All
              --------------------------------------------------------
authorizations, consents and approvals, if any, of any governmental authority necessary for the execution, delivery and performance of this Agreement having been obtained and being in full force and effect; and all applicable governmental pre-acquisition filing, information furnishing and waiting period requirements (including those under the HSR Act) having been met or such compliance having been waived by the governmental authorities having authority to grant such waivers.

          (g) Consents Obtained.  Rowe's having obtained consents or other
              -----------------
agreements of the necessary persons for the assignment to Rowe of the material contracts, leases and permits under which Storehouse would otherwise (i) be in breach as a result of the transactions contemplated by this Agreement (assuming that any required notice of default has been given and any periods for cure have expired) or (ii) be subject to additional payments as a result of the transactions contemplated by this Agreement; provided, however, that none of
                                             --------  -------
such consents or other assurances shall be given on terms that materially adversely affect Storehouse's business or Rowe. Without limiting any other provision of this Agreement obligating Rowe to use its best efforts to consummate the transactions contemplated by this Agreement, this condition may not be utilized by Rowe unless it has used its best efforts to cause it to be satisfied.

          (h) Confirmation of EBITDA.  Rowe's having confirmed, within $200,000,
              ----------------------
the calculation by Storehouse of the amount set forth in Section 3.1(a)(i) or
(ii), if applicable.

     3.4  DELIVERIES BY THE STOREHOUSE SHAREHOLDERS.  The Storehouse
          -----------------------------------------
Shareholders, as applicable, shall deliver to Rowe the following:

          (a) Stock Certificate.  Share certificates representing all of the
              -----------------
Storehouse Common Stock, together with: (i) separate stock transfer powers duly endorsed by each of the Storehouse Shareholders for transfer of the Storehouse Common Stock to Rowe; (ii) a certificate in the form of Exhibit H; and (iii) in
                                                        ---------
the case of any non-individual Storehouse Shareholder, a certificate dated the Common Stock Closing Date and executed by an authorized officer or other person of such shareholder certifying and setting forth (A) the provisions of the instrument authorizing such non-individual Storehouse Shareholder's execution and delivery of this Agreement and (B) the signature and title of the authorized officer or other person executing such documents.

          (b) Vendor Comfort.  A letter from each of Storehouse's three largest
              --------------
consignment vendors stating that following the Common Stock Closing Date it intends to continue its business relationship with Storehouse on substantially the same terms as such business is conducted as of the date of the letter.

          (c) Resignations.  Resignations of each of Storehouse's officers and
              ------------
directors, effective as of the Common Stock Closing.

          (d) Common Stock Closing Certificate.  A certificate dated the Common
              --------------------------------
Stock Closing Date and executed by an authorized officer of Storehouse in form and substance reasonably satisfactory to Rowe.

          (e) Legal Opinions.  The opinion of Sutherland, Asbill & Brennan LLP
              --------------
in form and substance reasonably satisfactory to Rowe and the opinion of Hunton & Williams in form and substance reasonably satisfactory to Rowe.

          (f) U.C.C. Termination Statements.  U.C.C. termination statements for
              -----------------------------
the liens representing indebtedness of Storehouse in favor of Wachovia Bank and Frederick G. Currey.

     3.5  DELIVERIES BY ROWE.  Rowe shall pay or deliver to the Storehouse
          ------------------
Shareholders at the Common Stock Closing the following:

          (a) Purchase Price --to the Storehouse Shareholders.  Payment to each
              -----------------------------------------------
Storehouse Shareholder of an amount equal to the sum of the Base Purchase Price and the amount of the aggregate Option Exercise Price multiplied by such Storehouse Shareholder's percentage interest at the Common Stock Closing as reflected in Exhibit A less any Option Exercise Price as to Storehouse Common
             --------- ----
Stock of such Storehouse Shareholder resulting from the conversion of options as of the Common Stock Closing pursuant to Section 2.4. Such payment shall be made by wire transfer based on wiring instructions provided to Rowe at least one (1) business day prior to the Common Stock Closing Date (and if not so provided, then by check).

          (b) Stock Option Agreements.  Stock Option Agreements in substantially
              -----------------------
the form of Exhibit I to the Storehouse Shareholders and employees and in the amounts set forth on Schedule I attached to Exhibit I.

          (c) Common Stock Closing Certificate.  A certificate dated the Common
              --------------------------------
Stock Closing Date and executed by an authorized officer of Rowe in form and substance reasonably satisfactory to the Shareholders' Agent Committee.

          (d) Legal Opinion.  The opinion of Silver, Freedman & Taff, L.L.P. in
              -------------
form and substance reasonably satisfactory to the Shareholders' Agent Committee.

          (e) Other Funds.  Immediately available funds in an amount sufficient
              -----------
to fully retire the outstanding indebtedness of Storehouse to Sanwa Business Credit Corporation.

     3.6  EARN-OUT PURCHASE PRICE.
          -----------------------

          (a) Generally.  This Section 3.6 sets forth the calculation of the
              ---------
Earn-Out Purchase Price contemplated by Section 2.2 above. The Earn-Out Purchase Price shall consist of (i) the Product Sales Earn-Out and (ii) the EBITDA Earn-Out, each as defined below.

          (b) Calculation of EBITDA Earn-Out.  The EBITDA Earn-Out, if any, will
              ------------------------------
equal (i) an amount determined by multiplying (A) up to $4,666,667 of Storehouse's EBITDA (as defined in Exhibit J for the twelve-month period
                                   ---------
beginning May 1, 1998 and ending April 30, 1999 (the "EBITDA Earn-Out Period") as reflected in Storehouse's financial statements as of such date as audited by Rowe's outside auditors consistent with the adjustments in Exhibit J by (B) six
                                                           ---------
(which shall not exceed $28,000,000) (the "EBITDA Amount"); less (ii)
                                                            ----
$10,350,000; less (iii) $5,151,000 [EBITDA Shortfall]; less (iv) $1,900,000
             ----                                      ----
[1998 ESOP Contribution]; less (v) 62% of the interest paid or accrued with
                          ----
respect to the period February 1, 1998 to the Common Stock Closing Date on $5,020,030.70 of debt from Storehouse to Sanwa Business Credit Corporation (which amount the parties estimate will not exceed $390,000); plus (vi)
                                                              ----
$500,000; less (vii) any tax penalty arising under Section 4978 of the Internal
          ----
Revenue Code of 1986, as amended (the "IRC"); less (viii) all Deal Expenses not
                                              ----
taken into account as reductions under Section 2.2 in arriving at the Base Purchase Price; less (ix) any decrease adjustment to Storehouse's EBITDA for its
                ----
fiscal year ended January 31, 1998 and the quarter ended April 30, 1998, net of any current federal income tax benefit resulting therefrom; plus (x) any
                                                            ----
increase adjustment to Storehouse's EBITDA for its fiscal year ended January 31, 1998 and the quarter ended April 30, 1998, net of any federal income tax detriment or liability resulting therefrom (the "EBITDA Earn-Out").

          (c) Calculation of Product Sales Earn-Out.  The Product Sales Earn-Out
              -------------------------------------
is based on average annual shipments to Storehouse in the ordinary course of business of goods manufactured by Rowe's subsidiaries existing as of the date of this Agreement determined at vendor invoice price less discounts, allowances, returns and all other credits reducing payments to be made to vendor (the "Average Sales") during the period from December 1, 1999 through November 30, 2001 (the "Product Sales Earn-Out Period"), all as set forth below. The Product Sales Earn-Out (the "Product Sales Earn-Out") will equal an amount not to exceed $2,500,000 (subject to the last sentence of this Subsection), determined as follows:

              (i) for Average Sales in excess of $14,500,000 but not greater than $19,500,000 a Product Sales Earn-Out equal to 30% of such excess; and

              (ii) for Average Sales in excess of $19,500,000 but not greater than $21,500,000 a Product Sales Earn-Out equal to 50% of such excess.

Notwithstanding the foregoing, if the EBITDA Amount is less than $22,000,000, then the Product Sales Earn-Out (as defined in this Subsection (c)) shall equal $0.00.

          (d) Report to the Shareholders' Agent Committee of the Earn-Out.
              -----------------------------------------------------------

              (i)    EBITDA Report. Within fifteen (15) days after the
                     -------------
completion of the audit of Storehouse's financial statements for the EBITDA Earn-Out Period by Rowe's outside auditors, Rowe shall provide the Shareholders' Agent Committee with a written report prepared by Rowe's outside auditors (the "EBITDA Report") that sets forth the EBITDA Amount for the EBITDA Earn-Out Period and the calculation of the EBITDA Earn-Out, together with supporting detail (including work papers) with respect to such calculation. Rowe shall cause its chief financial officer and a representative of its outside auditors to be reasonably available to discuss the EBITDA Report with the Shareholders' Agent Committee and its agents after its delivery.

              (ii)   Product Sales Report.  Within seventy-five (75) days after
                     --------------------
the end of the Product Sales Earn-Out Period, Rowe shall provide the Shareholders' Agent Committee with a written report prepared by Rowe's outside auditors (the "Product Sales Report") that sets forth the Average Sales and the calculation of the Product Sales Earn-Out. Rowe shall cause its chief financial officer and a representative of its outside auditors to be reasonably available to discuss the Product Sales Report with the Shareholders' Agent Committee and its agents after its delivery.

          (e) Report Binding; Objections.  Unless the Shareholders' Agent
              --------------------------
Committee gives notice to Rowe of a good faith objection to an aspect of the Product Sales Report or the EBITDA Report, as the case may be, within thirty
(30) days after receipt of such Report, it shall become binding in its entirety upon the parties at the end of such thirty (30) day period; but if the Shareholders' Agent Committee in good faith objects to any aspect of such Report, then Rowe and the Shareholders' Agent Committee shall discuss those aspects as to which the good faith objection was timely made (it being agreed that aspects as to which objections were not timely given shall become binding upon all the parties at the expiration of the period for making objections). If they reach agreement as to a disputed aspect, then such determination as agreed upon as to such aspect shall become binding upon the parties at such time and shall be paid promptly thereafter. If they are unable to reach agreement as to all disputed aspects of such Report within thirty (30) days after the good faith objection is given to Rowe, then the unresolved aspects shall be submitted to arbitration as provided in Subsection (f) below to resolve the dispute and make a determination that shall be binding on the parties (it being expressly understood and agreed that if such objections cannot be resolved by mutual agreement, it is the intention of the parties that any such claim shall be resolved by arbitration). Any disputes with respect to the Earn-Out Purchase Price shall defer the payment of disputed amounts only.

          (f) Arbitration. Arbitration shall be by a single arbitrator
              -----------
experienced in the matters at issue selected by the Shareholders' Agent Committee and Rowe in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration shall be held in such place in the metropolitan Charlotte, North Carolina area as may be specified by the arbitrator (or any other place upon which Rowe, the Shareholders' Agent Committee and the arbitrator may agree), and shall be conducted in accordance with the Rules and (regardless of any other choice of law provision in this Agreement) the United States Arbitration Act (9 U.S.C. (S)(S) 1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to arbitration; and, if necessary, any judgment upon the arbitrator's decision may be entered in any court of record having jurisdiction over the subject matter or over the party against whom the judgment is being enforced. The determination of which party (or combination of them) shall bear the costs and expenses of such arbitration proceeding shall be determined by the arbitrator. The arbitrator shall have the discretionary authority to award that all or part of the reasonable attorneys' fees of one party in connection with the arbitration shall be reimbursed by another party.

     3.7  ALLOCATION OF EARN-OUT PURCHASE PRICE AMONG STOREHOUSE SHAREHOLDERS.
          -------------------------------------------------------------------

          (a) Generally.  Promptly upon determining the amounts due to the
              ---------
Storehouse Shareholders, if any, pursuant to Sections 3.6(b) and 3.6(c) above, Rowe shall pay to the Storehouse Shareholders an amount of cash and/or convertible debentures (the "Rowe Convertible Debentures" as defined below) allocated as provided in Subsections (b), (c), and (d) below; provided, no Product Sales Earn-Out otherwise earned under Section 3.6(c) shall be due, payable or otherwise owed by Rowe to any Storehouse Shareholder if an Election Notice is given pursuant to Section 3.8(c) declining the Product Sales Earn-Out; and provided, further, that prior to any distribution, Rowe and the Indemnifying
    --------  -------
Shareholders shall have entered into a mutually agreeable escrow agreement with a bank for the purpose of partially securing the indemnification obligations of the Indemnifying Shareholders pursuant to Section 7.1 of this Agreement (providing among other things that earnings will be paid no less frequently than annually to the Indemnifying Shareholders) and that 25% of the Earn-Out Purchase Price payable to the Indemnifying Shareholders shall be paid into such escrow until the aggregate total payments to it total $1,500,000 to be held until November 30, 2002, at which time the balance less the reasonably estimated amounts of unresolved claims shall be distributed to the Indemnifying Shareholders. "Rowe Convertible Debenture" means a subordinated three-year debenture bearing interest at 8% per annum and convertible into Rowe common stock in an amount equal to its face value divided by the closing price of Rowe common stock on the date of issuance.

          (b) Tranche One.  An amount of the Earn-Out Purchase Price shall be
              -----------
allocated to the Storehouse Shareholders in proportion to their respective share ownership in Storehouse at Tranche One as reflected in Exhibit A (or as modified
                                                       ---------
pursuant to Section 10.3(d)) until the ESOP receives an amount pursuant to this Subsection (b) equal to the cost to the ESOP of the number of shares of Storehouse Common Stock allocated to the participants in the ESOP as of the Common Stock Closing Date less the amount of the Base Purchase Price paid to the ESOP pursuant to Section 3.5(a); provided, however, that such amount shall be
                                 --------  -------
net (where applicable in the case of the Category II Shareholders) of the portion of the Option Exercise Price as to Storehouse Common Stock of such Storehouse Shareholder resulting from the conversion of options pursuant to
Section 2.4 that exceeds the Base Purchase Price per share allocable to such shareholder pursuant to Section 3.5(a).

          (c) Tranche Two.  To the extent the aggregate Purchase Price is more
              -----------
than the amount specified in Tranche One but less than or equal to $20,000,000 reduced by
------- --

(a) $10,350,000, further reduced by (b) the amount of Tranche One, and increased
                 ------- ------- --                                    ---------
by (c) the sum of the amounts specified in Subsections (c), (d) and (e) of
--
Section 2.2 that were deducted in arriving at the Base Purchase Price, then the Earn-Out Purchase Price shall be allocated 100% to the Category II Shareholders in proportion to their respective ownership interests at Tranche Two as reflected in Exhibit A (or as modified pursuant to Section 10.3(d).

          (d) Tranche Three.  To the extent the aggregate Purchase Price is more
              -------------
than the amount in Tranche Two, then the remaining Earn-Out Purchase Price shall be allocated to the Storehouse Shareholders in proportion to their respective share ownership in Storehouse at Tranche Three as reflected in Exhibit A (or as modified pursuant to Section 10.3(d)).

     3.8  DEBENTURE ELECTION WITH RESPECT TO EARN-OUT PURCHASE PRICE.
          ----------------------------------------------------------

          (a) Generally.  Notwithstanding Section 3.7, Frederick G. Currey,
              ---------
Bradley N. Currey, Jr. and W. Clyde Mynatt (the "Sub-Category II Shareholders") may elect to take a portion of the EBITDA Earn-Out to which they are entitled in the form of Rowe Convertible Debentures in accordance with Subsection (b) below.

          (b) Election of Rowe Convertible Debentures.  The Sub-Category II
              ---------------------------------------
Shareholders (acting jointly) may elect to receive a portion of their share of the EBITDA Earn-Out in the form of the Rowe Convertible Debenture (a "Debenture Election"). Such election(s) shall be made 10 days prior to the payment date for the EBITDA Earn-Out, and shall be made in $1,000,000 increments; provided,
                                                                     --------
however, the aggregate amount of Rowe Convertible Debentures issued pursuant to
-------
this Agreement shall not exceed $4,000,000. The Sub-Category II Shareholders shall provide Rowe notice in writing of the amount to be received by each Sub-Category II Shareholder in the form of Convertible Rowe Debentures (the "Debenture Election Amount").

          (c) Election as to Convertibility Rights.  Within ten (10) business
              ------------------------------------
days after the amount of the Product Sales Earn-Out becomes binding, the Sub-Category II Shareholders (acting jointly) shall notify Rowe of their election to accept or decline the Product Sales Earn-Out (the "Election Notice"). If the Sub-Category II Shareholders elect to accept the Product Sales Earn-Out, then the rights of the Sub-Category II Shareholders to convert the Rowe Convertible Debentures into shares of Rowe common stock (the "Rowe Common Stock") shall cease and terminate, and the principal and any accrued and unpaid interest thereon shall be due and payable in full within thirty (30) days following Rowe's receipt of the Election Notice. If the Election Notice declines to accept the Product Sales Earn-Out, then the Sub-Category II Shareholders may thereafter exercise their conversion rights in accordance with the terms of the Rowe Convertible Debentures. The conversion rights under the Rowe Convertible Debentures will only be exercisable after Rowe's receipt of the Election Notice declining the Product Sales Earn-Out and prior to the expiration of the three-year term of the Rowe Convertible Debenture. If the Sub-Category II Shareholders fail to timely deliver to Rowe the Election Notice, then they shall be deemed to have accepted the Product Sales Earn-Out and their Rowe Convertible Debentures shall be promptly paid in full.

          (d) Payment to Other Shareholders.  If the Sub-Category II
              -----------------------------
Shareholders elect to decline the Product Sales Earn-Out, then the Sub-Category II Shareholders shall pay to the other Storehouse Shareholders as additional Earn-Out Purchase Price in accordance with their interests as reflected on Exhibit A an amount equal to the greater of (i) what such other Storehouse Shareholders would have received as their portion of the Product Sales Earn-Out or (ii) their pro-rata portion of any premium represented by the Rowe Convertible Debentures as of the date of the Election Notice as determined by unanimous vote of the Shareholders' Agent Committee or by a person selected by unanimous vote of the Shareholders' Agent Committee. Such payment by the Sub-Category II Shareholders shall be made within 30 days after Rowe's receipt of the Election Notice.

      3.9 REPURCHASE OF SUBORDINATED PROMISSORY NOTE IF CLOSING DOES NOT OCCUR.
          --------------------------------------------------------------------
If the Common Stock Closing does not occur, then Storehouse shall repurchase the Subordinated Promissory Note by the earlier of (a) April 30, 2001, (b) the date of a change of control of Storehouse, or (c) a bulk sale of a substantial portion of the assets of Storehouse (the "Repurchase Date"), at a repurchase price equal to $2,500,000 less seven percent (7%) of the net invoice price of
                          ----
goods sold by Rowe and any of its currently existing subsidiaries as of the date of this Agreement to Storehouse and actually paid for by Storehouse on or before the Repurchase Date. Notwithstanding the preceding sentence, if the Common Stock Closing does not occur, and within 90 days after the Storehouse Shareholder Election is made Storehouse and Rowe do not enter into a supply agreement pursuant to which Rowe and its currently existing subsidiaries agree to ship goods to Storehouse at an annual rate of at least $12,000,000 through the period ending April 30, 2001, then Storehouse shall repurchase the Subordinated Promissory Note in 14 equal monthly installments of $100,000, beginning August 31, 1999 and continuing at the end of each calendar month through September 30, 2000 and with a final repurchase payment of $1,100,000 on October 31, 2000.

     3.10 DEFAULT ON REDEMPTION OBLIGATION.  If Storehouse fails to perform its
          --------------------------------
obligations under Section 3.9, in whole or in part, which failure is not cured within 30 days after written demand by Rowe to Storehouse (a "Repurchase Default"), then any remaining amount due by Storehouse in satisfaction of its obligation under Section 3.9 shall bear interest beginning on the date of the Repurchase Default at a rate equal to the "Prime Rate." For purposes of this Section, Prime Rate means the prime rate as published in the "Money Rates" table of The Wall Street Journal on the date a Repurchase Default occurs and on the
   -----------------------
first day of each subsequent calendar quarter in which a Repurchase Default remains unpaid, plus 600 basis points.
                ----

     3.11 GUARANTEE BY CERTAIN STOREHOUSE SHAREHOLDERS.  Frederick G. Currey and
          --------------------------------------------
Bradley N. Currey, Jr. (the "Guarantors") do hereby jointly and severally, as primary obligors, absolutely, unconditionally and irrevocably guarantee the prompt payment and performance of all of the obligations set forth in Sections
3.9 and 3.10 of this Agreement without any requirement of notice or demand of, or failure to perform by, Storehouse; and this guarantee by the Guarantors shall be an obligation for full and prompt payment and performance rather than a secondary guarantee of collectibility. No change, amendment or modification of this Agreement or waiver of any of its terms shall diminish, release or discharge the liability of Guarantors under the guarantee provided herein. The liability of Guarantors is continuing and shall only be discharged by the full performance of Storehouse of all of its obligations under Sections 3.9 and 3.10.

     3.12 PREPAYMENT OF SUBORDINATED PROMISSORY NOTE.  Storehouse may prepay its
          ------------------------------------------
obligations under Section 3.9 in whole or in part at any time without penalty.

     3.13 RIGHT OF REFUSAL.  Rowe shall not transfer the Subordinated Promissory
          ----------------
Note or any interest in it without first providing Frederick G. Currey and Bradley N. Currey, Jr., an opportunity to purchase on no less favorable terms than those on which Rowe proposes to transfer to a third party. Rowe will provide Frederick G. Currey and Bradley N. Currey, Jr. with reasonable notice and opportunity to exercise such rights, but such notice may, among other things, impose a time limit for responding of not less than 30 days.

     ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF CERTAIN STOREHOUSE
     ================================================================
SHAREHOLDERS
============

     Frederick G. Currey, Bradley N. Currey, Jr., and W. Clyde Mynatt (the "Representing Storehouse Shareholders") hereby jointly and severally represent and warrant to Rowe as follows as of the Loan Closing Date and again as of the Common Stock Closing Date (with all the Schedules to this Article 4 being amended by revised Schedules submitted to Rowe prior to the Common Stock Closing Date to the extent the revisions (a) reflect changes not prohibited by Section 6.1); and (b) do not reflect changes that adversely affect their representations and warranties as of the Common Stock Closing Date in any material respect from those made on the date of this Agreement; provided, however any tax examination,
                                          --------  -------
governmental claim or litigation involving less than $75,000 (or a greater amount if covered by insurance), or termination of a Significant Vendor (other than one providing goods on consignment) shall not be deemed an adverse change.

      4.1 STATUS OF STOREHOUSE.
          --------------------

          (a) Corporate Existence and Status.  Storehouse is a corporation duly
              ------------------------------
incorporated, organized, entitled to conduct business and validly existing in good standing under the corporation and franchise tax laws of the State of Georgia.

          (b) Corporate Power.  Storehouse has had at all times, and now has,
              ---------------
the corporate power to own or lease its properties and otherwise to conduct its business.

          (c) Capitalization and Shareholders.  Storehouse's authorized capital
              -------------------------------
stock consists of 500,000 shares of $0.1 par value common stock, of which 131,495 shares are issued and outstanding and are owned of record by the Storehouse Shareholders in the respective amounts and percentages of ownership set forth in Schedule 4.1, and 25,000 shares of no par value Series 1998-A
             ------------
Preferred Stock of which no shares are issued and outstanding; and 1,000,000 shares of no par value Special Stock of which no shares are issued and outstanding. The Storehouse shareholders listed in Schedule 4.1 are the only
                                                   ------------
record owners of capital stock or other securities of any kind or class of Storehouse. Except as set forth in Schedule 4.1: (i) no options, warrants,
                                    ------------
subscriptions, puts, calls or other rights, commitments, undertakings or understandings to acquire, receive, dispose of or restrict the transfer of, any of Storehouse's capital stock or other securities of any kind or class or rights, obligations or undertakings convertible into securities of any kind or class of Storehouse are authorized or outstanding; and (ii) Storehouse is not subject to any obligation to purchase, redeem or otherwise acquire any of its capital stock or securities (or of any options or rights or obligations described in the preceding clause (i)) upon the occurrence of a specified event (and assuming that specified time periods have passed and appropriate notices have been given) or otherwise. Schedule 4.1 lists each person to whom options,
                                ------------
warrants or other rights to purchase or receive Storehouse capital stock or other securities of any kind or class or rights, obligations or undertakings convertible into securities of any kind or class of Storehouse are currently outstanding, the number of shares evidenced thereby and the exercise prices thereof (and a copy of all option, warrant and other rights agreements relating thereto has been delivered to Rowe). All of the outstanding shares of Storehouse common stock are duly authorized, validly issued, fully paid and non-assessable, were issued in full compliance with all applicable laws, and were not issued in violation of the preemptive right of any shareholder of Storehouse. Upon the exercise of the options and warrants and the satisfaction of stock bonus and other rights as set forth on Schedule 4.1 prior to the Common Stock Closing, the
                             ------------
Storehouse shares to be issued in connection therewith will be duly authorized, validly issued, fully paid and non-assessable, will be issued in full compliance with all applicable laws and regulations, and will not be issued in violation of the preemptive right of any shareholder of Storehouse.

          (d) Qualification.  Schedule 4.1 lists the jurisdictions in which
              -------------   ------------
Storehouse is qualified to do business as a foreign corporation, and nothing either requires (or has required) it to be qualified in any other jurisdiction or subjects it to any cost, restriction or penalty for failing to qualify.

          (e) Ownership Interests.  Schedule 4.1 lists all loans, advances or
              -------------------   ------------
similar arrangements by Storehouse to any other person (other than trade terms extended to customers in the ordinary course of business). Storehouse has no capital stock or other direct or indirect ownership interests in any person.

          (f) Books and Records.  The corporate record books, transfer books and
              -----------------
stock ledgers of Storehouse are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Board of Directors and committees of the Board of Directors of Storehouse, and all transactions in its capital stock, since its inception.

      4.2 CERTAIN FINANCIAL MATTERS.
          -------------------------

          (a) Attached Financial Statements.  Attached to Schedule 4.2 are:
              -----------------------------               ------------

              (i) a copy of Storehouse's balance sheets as of January 31, 1996, January 31, 1997 and January 31, 1998, and related statements of operations, stockholder's equity and cash flows for the years then ended and the notes to them, prepared by Storehouse and audited by its certified public accountant, whose report is included; and

              (ii) a copy of Storehouse's unaudited financial statements for the quarter ending on April 30, 1998, prepared by Storehouse.

All of the foregoing, and any financial statements delivered pursuant to Section 6.4, are referred to collectively as the "Financial Statements", with those relating to January 31, 1998 and the twelve-month period then ended referred to as the "1998 Financial Statements" and with those unaudited financial statements for the quarter ending on April 30, 1998, and those other financial statements which may be delivered pursuant to Section 6.4 being referred to as the "Unaudited Interim Financial Statements".

          (b) Status of Financial Statements.  Except as set forth in the notes
              ------------------------------
to the 1998 Financial Statements or in Schedule 4.2, the Financial Statements:
                                       ------------
(i) are in accordance with Storehouse's books and records, which books and records reflect only actual transactions; (ii) in the case of the Financial Statements other than the Unaudited Interim Financial Statements, (A) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and (B) fairly present in all material respects Storehouse's financial condition as of their respective dates and the results of Storehouse's operations and cash flows for the periods then ended; and (iii) in the case of the Unaudited Interim Financial Statements, have been prepared as generally described in Schedule 4.2.
                                                                   ------------

          (c) Absence of Undisclosed Liabilities.  Except (i) as and to the
              ----------------------------------
extent sufficiently reserved against in the 1998 Financial Statements, (ii) as set forth in Schedule 4.2, and (iii) for trade payables and similar ordinary and
             ------------
necessary liabilities (which do not include liabilities arising from the borrowing of money or secured indebtedness or negligent or unlawful actions of Storehouse or Storehouse's officers, directors, shareholders, agents or employees) arising in the ordinary course of business since January 31, 1998 (none of which are material), Storehouse has no other liabilities of any nature (whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due) relating to any existing or prior act, omission, condition or state of facts.

          (d) Absence of Certain Changes.  Except as set forth in Schedule 4.2
              --------------------------                          ------------
or in connection with the transaction contemplated by this Agreement, since January 31, 1998 there has not been any activity with respect to Storehouse other than in the ordinary course of business, and, without limiting the foregoing, there has not been:

              (i) any adverse change in the assets owned, leased or currently used by Storehouse or the liabilities, condition (financial or otherwise), results of operation, or cash flow of Storehouse, except as reflected in the Unaudited Interim Financial Statements for the three month period ended April 30, 1998;

              (ii) any damage, destruction or loss, whether or not covered by insurance, that has had, individually or in the aggregate, a material adverse effect on the assets owned, leased or currently used by Storehouse or on Storehouse's business, financial condition or results of operations exceeding $50,000 in the aggregate;

              (iii) any change in any method of accounting or accounting practice used by Storehouse or any other material change in Storehouse's manner of conducting its business;

              (iv) any write-down of any inventory or writing-off of any receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice and in like amounts;

              (v) any merger or consolidation with any other corporation (or any transaction having a similar effect) involving Storehouse or any acquisition of any business unit or operation (however effected) of any other person to which Storehouse was a party;

              (vi) any declaration, agreement to declare, setting aside or payment of any dividend or other distribution of cash or other assets in respect of Storehouse's capital stock or other securities or any direct or indirect issuance by Storehouse, or redemption, purchase or other acquisition by Storehouse, of any such stock or agreement to do so;

              (vii) any borrowing of any money or otherwise incurring of any indebtedness (other than draws under the existing financing arrangements and other than trade payables or other current expenses incurred in the ordinary course of business) or any grant or incurring of any lien or restriction on any of Storehouse's assets except permitted liens; or the entering into of any guaranty or suretyship contract or any other contract having a similar effect (other than endorsements of negotiable instruments in the ordinary course of business);

              (viii) any sale, transfer, assignment, lease or other disposition of all or any portion of (or any interest in) any of the property or assets owned, licensed or leased by Storehouse (other than dispositions of inventory in the ordinary course of business);

              (ix) any appointment of a receiver or other bankruptcy proceeding involving Storehouse; or

              (x) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under any Employee Plan (as defined in Section 4.11);

              (xi) any bonus or increase in the compensation payable or to become payable by Storehouse to any of its employees, officers or directors, other than routine annual increases and minimum wage increases to rank and file employees consistent with past practices;

              (xii) the entering into of any new employment or consulting agreement or arrangement;

              (xiii) any purchase, whether for cash or secured or unsecured obligations (including financed leases), by Storehouse of any assets (other than inventory in the ordinary course of business) which has a purchase price individually in excess of $5,000 or in the aggregate in excess of $50,000;

              (xiv) any cancellation or compromise of any debt to, or claim by or right of, Storehouse other than the settlement of retail customer complaints in the ordinary course of business;

              (xv) the grant of any option, warrant or other direct or indirect right to acquire any capital stock of Storehouse; or

              (xvi) any change to the articles of incorporation or bylaws of Storehouse; or

              (xvii) any contract to do any of the foregoing or any contract entered into by Storehouse not in the ordinary course of business.

     4.3 TAXES.
         -----

          (a)  Filing of Returns; Payment of Taxes; Liens.  Except as set forth
               ------------------------------------------
in Schedule 4.3:  (i) all returns of every nature of taxes required to be filed
   ------------
by Storehouse have been timely and otherwise properly filed, and no extensions of time in which to file any such returns are in effect (and Schedule 4.3 lists
                                                             ------------
all of Storehouse's federal, state, local or other income tax returns of taxes for the last three taxable years that have been provided to Rowe); (iii) Storehouse has paid and satisfied on or before their respective due dates all taxes for periods covered by such returns; (iv) all taxes and other amounts that Storehouse is or was required by applicable law to withhold or collect have been duly withheld and collected and have been paid over to the proper governmental authorities in accordance with applicable law; (v) there are no liens for taxes on any of the assets owned by Storehouse other than permitted liens with respect to state and local taxes on property; and (vi) Storehouse does not have any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever, and there is no basis for any additional tax claims or assessments, other than taxes accrued as stated liabilities on the balance sheet included in the 1998 Financial Statements and taxes accrued in the ordinary course of business since January 31, 1998 relating to Storehouse operations after such date.

          (b)  Examinations.  Except as set forth in Schedule 4.3:  (i) no audit
               ------------                          ------------
of the returns of Storehouse's taxes is currently being conducted (nor has any audit been conducted since December 31, 1989), and Storehouse has not received from any governmental authority with jurisdiction or other authority as to taxes (a "Tax Authority") either a notice that it intends to conduct any other audit of returns of taxes or any request for information with respect to taxes; (ii) without limiting Subsection (a) above, all taxes asserted (and other matters required) as a result of such examinations have been paid or finally settled;
(iii) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of taxes for any period with respect to Storehouse; and (iv) there are no outstanding requests by Storehouse for rulings from any Tax Authority.

          (c)  Absence of IRC (S) 338 and Subchapter S Elections. Storehouse has
               -------------------------------------------------
not filed an election, and has not been deemed to have made an election, under IRC (S) 338 and has not elected to be taxed as a "small business corporation" under IRC Subchapter S.

          (d)  Affiliated Group and Collapsible Corporation.  Storehouse has
               --------------------------------------------
never filed a consolidated federal income tax return with or as part of an "affiliated group" (within the meaning of IRC (S) 1504). Storehouse has not engaged in any transaction which could require it to include in income any adjustment pursuant to IRC (S) 481(a). Storehouse has not filed a consent pursuant to IRC (S) 341(f) or agreed to have IRC (S) 341(f)(2) apply.

          (e)  Excess Parachute Payments.  Storehouse has not made any payment
               -------------------------
which constitutes an "excess parachute payment" within the meaning of IRC
(S)280G, and no payment by Storehouse required to be made under any contract will, if made, constitute an "excess parachute payment" within the meaning of IRC (S)280G.

     4.4  REAL AND PERSONAL PROPERTY--OWNED OR LEASED.  With respect to the real
          -------------------------------------------
and tangible personal properties that Storehouse owns or leases (such owned, leased or used property being referred to individually as "Property" and collectively as "Properties"):

          (a)  Owned Properties. Schedule 4.4 lists: (i) all such real property
               ----------------   ------------
owned by Storehouse and (ii) all such plant, machinery, equipment (including motor vehicles), and other tangible personal property owned by Storehouse as to which Storehouse is taking depreciation or is fully depreciated. Except as set forth in Schedule 4.4: (A) Storehouse owns all right, title and interest in and
         ------------
to all of such Properties; (B) no person has any rights to acquire, lease or use any of such Property or has any interest in any of such Properties; and (C) none of such Properties is subject to any lien, except permitted liens, or restriction.

          (b)  Leases.  Schedule 4.4:  (i) lists each lease that has annual
               ------   ------------
aggregate rental payments of $25,000 or more and a term of more than twelve (12) months, or was entered into (or for which payment performance commences) after January 31, 1998 ("Material Leases") (copies of which have been provided to
Rowe); and (ii) describes all oral Material Leases. Except as set forth in
Schedule 4.4, Storehouse is in possession of, and each Material Lease grants to
------------
Storehouse the exclusive right to possess, the property leased in accordance with the lease terms. Storehouse does not rent or lease any property as landlord or lessor.

          (c)  Certain Information as to the Property.  Except as set forth in
               --------------------------------------
Schedule 4.4: (i) the Properties are satisfactory for the operations for which
------------
they are being used by Storehouse; (ii) there is no pending or, to Storehouse's knowledge, contemplated: (A) condemnation or eminent domain proceeding affecting any of the Properties, (B) proposal or other consideration for increasing the assessed value of such property for state, county, local or other ad valorem or similar taxes, or (C) proceedings or public improvements which could or might result in the levy of any special tax or assessment against any of the Properties; (iii) there are no outstanding requirements or recommendations by fire underwriters or rating boards, insurance companies or holders of mortgages or other security interests requiring or recommending any repairs or work to be done with reference to any of the Properties; (iv) all bills and claims for labor performed and materials furnished to or for the benefit of any of the real property among the Properties have been paid in full, and there are no mechanics' liens or materialmen's liens, whether or not perfected, on or affecting any portion of the real property among the Properties; (v) all of the Properties, including leasehold improvements, are in normal operating condition and repair, ordinary wear and tear excepted; and (vi) all of Storehouse's inventory is of merchantable quality and is usable and saleable in the ordinary course of its business, other than those items which have been written down in the ordinary course of business consistent with past practices and in like amounts and in accordance with generally accepted accounting principles applied on a consistent basis.

          (d)  All Necessary Properties.  Except as set forth in Schedule 4.4,
               ------------------------                          ------------
the Properties constitute all of the properties that Storehouse uses or needs in connection with the operation of its business.

          (e)  Year 2000 Compliant. Storehouse has no Y2K budget. Except as set
               -------------------
forth in Schedule 4.4, Storehouse is in the process of causing each hardware,
         ------------
software, firmware and other information technology product, individually or as a system, owned by, leased to, licensed to or otherwise used by Storehouse in its business (collectively, "Technology Products") to be able to accurately process data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations. Such operating condition shall herein be referred to as "Year
2000 Compliant."   Except as set forth in Schedule 4.4:  (i) Storehouse does not
                                          ------------
expect that its actual costs for causing the Technology

Products to be Year 2000 Compliant will exceed $25,000; (ii) all expenditures by Storehouse to date to cause the Technology Products to be Year 2000 Compliant have been properly expensed in accordance with generally accepted accounting principles; and (iii) to Storehouse's knowledge, its Technology Products will be Year 2000 Compliant on a timely basis.

     4.5  TRADEMARKS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY.  Schedule 4.5
          -------------------------------------------------------   ------------
lists (other than computer software generally available to the public and having a purchase price of less than $2,500 per application):

          (a) all patents, trademarks, service marks, trade names or copyrights that Storehouse owns or uses, or currently proposes to acquire or use, in its business and all applications or registrations for them (together with trade secrets and other confidential information used in or necessary for the ordinary conduct of Storehouse's business, the "Intellectual Property"); and

          (b) all licenses or other contracts relating to Storehouse's use or license in its business of technology, know-how, processes or the Intellectual Property (the "Intellectual Property Licenses").

Except as disclosed in Schedule 4.5: (i) Storehouse owns all right, title and
                       ------------
interest, free and clear of all payment obligations (other than as set forth in the Intellectual Property Licenses), liens (other than permitted liens) and restrictions, in and to, or has the sole and exclusive right to use, all Intellectual Property (and Schedule 4.5 indicates whether such are owned or, if
                           ------------
not, the basis on which Storehouse has its rights); (ii) since December 31, 1989, no person has challenged or, to Storehouse's knowledge, threatened to challenge the validity of, or Storehouse's rights to, any of such; (iii) no act or omission by Storehouse, including the use, production, marketing, licensing or sale of Storehouse's products or Storehouse's use of the Intellectual Property, violates, infringes or misappropriates, or has violated, infringed or misappropriated, any patent, trademark, service mark, trade name, copyright, technology, know-how, process, trade secret or other rights or other intellectual properties of any other person; and (iv) Storehouse has purchased a sufficient number of licenses for the use of each and every copyrighted computer software program used by it in its business operations.

     4.6  INDEBTEDNESS.  Schedule 4.6 lists each promissory note, instrument or
          ------------   ------------
other document or contract (collectively, "Debt Instruments") relating to (a) any indebtedness for money borrowed by Storehouse or (b) any capital lease, lease-purchase arrangement, guaranty or undertaking by Storehouse on which others rely in extending credit or conditional sales contracts (collectively, "Indebtedness").

     4.7  CONTRACTS.  Schedule 4.7 lists each written or oral contract (and each
          ---------   ------------
and every amendment, modification or supplement to any of them) to which Storehouse is a party or bound or to which it or any of its property is subject and that is described by any of the following:

          (a) individually both (i) exceeds $25,000 and (ii) is not reasonably
                                                    ---
     expected to be performed fully within twelve (12) months of its respective date (including those for the purchase or sale of property or services entered into in the ordinary and usual course of business);

          (b)  for any matter not in the ordinary course of business;

          (c) restricting the right of Storehouse to compete, whether by restricting territories, customers or otherwise, in any line of business or territory;

          (d) requiring Storehouse to purchase its requirements for any goods or services from any one or more parties;

          (e) constituting performance bonds, letters of credit or other security arrangements required by any other contract, Material Lease, Intellectual Property License, Debt Instrument or Insurance Policy or otherwise;

          (f) making Storehouse liable, by guaranty, suretyship agreement, indemnification contract, contribution contract or otherwise, upon or with respect to any debt, dividend or other liability or obligation of any other person (except endorsements made in the ordinary course of business in connection with the deposit of items for collection);

          (g) relating to participation in a cooperative, partnership or joint venture;

          (h)  for political or charitable contributions;

          (i)  granting a power of attorney; or

All contracts disclosed or to be disclosed on Schedule 4.7 are "Material
                                              ------------
Contracts."  Schedule 4.7 describes all oral Material Contracts, and copies of
             ------------
all written Material Contracts have been provided to Rowe. Notwithstanding the foregoing, Schedule 4.7 does not list (and the phrase "Material Contract" does
           ------------
not include) Material Leases, Intellectual Property Licenses, Indebtedness, Debt Instruments and Insurance Policies disclosed (or not required to be disclosed) pursuant to this Agreement or employee-related matters disclosed (or not required to be disclosed) pursuant to this Agreement.

     4.8  INSURANCE.  Schedule 4.8 lists all of Storehouse's insurance policies
          ---------   ------------
now in force (all of such policies, whether or not listed, "Insurance Policies"), and such list states the type of policy, the policy number, the limits of coverage, the carrier, the annual premium and the expiration date. Copies of the Insurance Policies have been provided to Rowe. Except as set forth in Schedule 4.8: (a) the premiums due on Storehouse's Insurance Policies
         ------------
have been timely paid; (b) no notice of cancellation or termination of any Insurance Policy has been given to Storehouse by the carrier of any such policy or predecessor policy since December 31, 1994; and (c) such Insurance Policies comply with Storehouse's Material Leases, Debt Instruments and Material Contracts; (d) all material claims under all policies of insurance maintained by Storehouse have been filed in due and timely fashion; and (e) Storehouse has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its Insurance Policies in order to preserve all rights thereunder with respect to all matters occurring prior to the Common Stock Closing.

     4.9  STATUS.  Except as disclosed in Schedule 4.4 with respect to Material
          ------                          ------------
Leases, in Schedule 4.5 with respect to Intellectual Property Licenses, in
           ------------
Schedule 4.6 with respect to

Indebtedness and Debt Instruments, in Schedule 4.7 with respect to Material
                                      ------------
Contracts, or in Schedule 4.8 with respect to Insurance Policies: (a)
                 ------------
Storehouse has not assigned any of its rights or obligations under any of the Material Leases, Intellectual Property Licenses, Debt Instruments, Material Contracts or Insurance Policies; (b) no act or omission by Storehouse or, to Storehouse's knowledge, any other party has occurred which, with notice or lapse of time or both, would constitute a material breach or default under any of them; (c) Storehouse has not received any outstanding notice of cancellation or termination in connection with any of them; (d) neither the execution, delivery or performance of any of them violated, violates or will violate any applicable law; (e) neither Storehouse nor, to Storehouse's knowledge, any other party currently contemplates any termination, amendment or change to any of them; (f) Storehouse has not waived any right under any of them; and (g) to Storehouse's knowledge, no other party to any of them is in default in any obligation to be performed by such party.

     4.10  OFFICERS AND DIRECTORS; EMPLOYMENT RELATIONSHIPS.  Schedule 4.10
           ------------------------------------------------   -------------
lists all of Storehouse's officers and directors, specifying their office and annual rate of compensation and director fees. Except as disclosed in Schedule
                                                                      --------
4.10 and except as disclosed (or to be disclosed) pursuant to Sections 4.11 and
----
4.12, Storehouse has no liabilities or obligations, contingent or otherwise (and since December 31, 1997 has not been actively negotiating with respect to new or modified liabilities or obligations): (a) under any employment contract; (b) under any bonus, incentive or deferred compensation contract or plan; and (c) except as disclosed pursuant to Section 4.11, under any pension, profit-sharing, stock purchase or any other similar plan. Except as set forth in Schedule 4.10,
                                                                  -------------
Storehouse has no outstanding loans to employees.  Except as set forth in
Schedule 4.10 with respect to contracts or plans for the benefit of current or
-------------
former employees or their spouses or other dependents disclosed or to be disclosed pursuant to the foregoing (the "Employment Arrangements"), neither the execution, delivery nor performance of this Agreement will: (i) entitle any person to severance pay or other compensation under any Employment Arrangement or otherwise; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due under, any Employment Arrangement or otherwise.

     4.11  EMPLOYEE BENEFITS.
           -----------------

           (a)  List of Plans.  Schedule 4.11 lists each of the following that
                -------------   -------------
Storehouse or any ERISA Affiliate (as defined below) either maintains, is required to contribute to or otherwise participates in (or since December 31, 1989 has maintained, contributed to or otherwise participated in) or as to which Storehouse or any ERISA Affiliate has any liability or obligation, whether accrued, contingent or otherwise:

                (i) any employee pension benefit plan ("Pension/Profit-Sharing Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit-sharing, retirement, thrift, or stock purchase plan;

                (ii) any employee welfare benefit plan ("Welfare Plan") (as such term is defined in ERISA) or any "multiple employer plan" (as such term is defined in IRC (S) 413(c)) or any "multiple employer welfare arrangement" (as such term is defined in ERISA (S) 3(40)); or

               (iii) any other compensation, stock option, restricted stock, fringe benefit or retirement plan of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees, directors or agents of Storehouse or any ERISA Affiliate or their beneficiaries or dependents, including any group health, life insurance, bonus, incentive or severance plan;

(all of the foregoing in items (i), (ii) and (iii) being referred to as "Employee Plans" but such term does not include worker compensation plans or payroll practices (such as overtime, jury duty and the like) or fringe benefits such as expense accounts or newspaper, magazine newsletter or journal subscriptions). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Storehouse is treated as a single employer pursuant to IRC (S)(S) 414(b), (c), (m) or (o). Neither Storehouse nor any ERISA Affiliate has ever maintained, contributed to or otherwise participated in, or had any liability or obligation with respect to, any "multi-employer plan" (as defined in ERISA) or any "multiple employer welfare arrangement" (as defined in ERISA). Except as listed in Schedule 4.11, Storehouse has delivered
                                        -------------
to Rowe (and Schedule 4.11 lists each item delivered) copies of the following:
             -------------
(A) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); (B) the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each Pension/Profit-Sharing Plan that is intended to be qualified under IRC
(S)(S) 401(a) and 501; (C) the latest actuarial valuation (if any) for each Pension/Profit-Sharing Plan; (D) the most recent annual reports on the Form 5500 series for each Employee Plan for which such a report is required; (E) each trust agreement, insurance contract or document setting forth any funding arrangement, if any, with respect to each Employee Plan; (F) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan;(G) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation concerning any Employee Plan; and (H) copies of all documents relating to the ESOP loan and any guaranty by Storehouse, together with a statement of the unpaid principal balance and accrued interest thereunder.

          (b)  Qualification.  Except as set forth in Schedule 4.11, each
               -------------                          -------------
Pension/Profit-Sharing Plan: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under IRC (S)(S) 401(a) and 501, both as to the original plan and each restatement or material amendment; (ii) has never been subject to any assertion by any governmental authority that it is not so qualified; and (iii) has been operated so that it has always been and is so qualified.

          (c)  Accruals; Funding.
               -----------------

               (i)   No Defined Benefit Pension Plan.  Storehouse does not, and
                     -------------------------------
has not, either maintained, contributed to or otherwise participated in either
(A) an "employee pension benefit plan" as defined in ERISA (S) 3(a) that is a "defined benefit plan" as defined in ERISA (S) 3(35) and subject to ERISA Title I, Subtitle B, Part 3 or ERISA Title IV or (B) a Pension/Profit-Sharing Plan subject to ERISA Title IV.

               (ii)  Contributions.  Except as set forth in Schedule 4.11: (A)
                     -------------                          -------------
all contributions and other amounts required under or with respect to each Employee Plan currently due has been paid or accrued by Storehouse on the 1998 Financial Statements or on Storehouse's books and records as incurred in the ordinary course since January 31, 1998, in accordance with applicable law, (B) no Employee Plan is funded by insurance subject to retroactive premium adjustments, and (C) contributions to each Employee Plan, including the ESOP, are accrued at fiscal year-end for financial reporting purposes.

               (iii)  Tax Status of Contributions.  Except as disclosed in
                      ---------------------------
Schedule 4.11: (A) no excise or penalty taxes are assessable as a result of any
-------------
nondeductible or other contributions made or not made to an Employee Plan; and
(B) all contributions to each Employee Plan are currently deductible under the IRC.

          (d)  Reporting and Disclosure. Summary plan descriptions and all other
               ------------------------
returns, reports, documents, statements and communications (including summary annual reports) which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission with respect to the Employee Plans have been so filed, published or disseminated.

          (e)  Prohibited Transactions; Terminations; Other Reportable Events.
               --------------------------------------------------------------
Except as set forth in Schedule 4.11: (i) neither Storehouse, any ERISA
                       -------------
Affiliate, any Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the IRC) which could subject any of the foregoing persons or entities, or any person dealing with them, to any tax, penalty or other cost or liability of any kind; (ii) no termination, whether partial or complete, has occurred with respect to any Employee Plan; and (iii) no "reportable event" (as such term is defined in ERISA) (other than a reportable event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Employee Plan.

          (f)  Claims for Benefits.  Other than claims for benefits arising in
               -------------------
the ordinary course of the administration and operation of the Employee Plans, no claims, investigations or arbitrations are pending or threatened against any Employee Plan or regarding any Employee Plan against Storehouse, any ERISA Affiliate, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other person holding or controlling assets of any Employee Plan, and no basis for any such claim or claims exists.

          (g)  Retiree Benefits.  Except as set forth in Schedule 4.11,
               ----------------                          -------------
Storehouse has no obligation to provide health or welfare benefits to retirees or other former employees, directors or their dependents, or post-separation of service health or welfare benefits to any current employees, directors or their dependents, other than rights under IRC (S) 4980B or ERISA (S) 601.

          (h)  Other.  Except as set forth in Schedule 4.11:  (i) Storehouse and
               -----                          -------------
all ERISA Affiliates have fully complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and any and all other applicable law applicable to the Employee Plans and (ii) no written notice has been received by Storehouse since December 31, 1995 of any claim by any participant in the Plans of any violation of such laws, and no such claims are pending or, to Storehouse's knowledge, threatened.

     4.12  LABOR RELATIONS.  Except as set forth in Schedule 4.12:  (a)
           ---------------                          -------------
Storehouse is (and has been) in compliance with all applicable law respecting employment and compensation practices (including all requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to offer to its terminated employees and their dependents continued coverage under Storehouse's group health plan); (b) there are no charges, investigations, administrative proceedings or formal complaints of harassment or discrimination (including discrimination based upon sex, age, race, color, national origin, religion or disability) pending or, to Storehouse's knowledge, threatened before the Equal Employment Opportunity Commission or any other governmental authority against Storehouse; (c) there have been no governmental audits of Storehouse's equal employment opportunity and wage and hour practices; (d) Storehouse has not received since December 31, 1992 notice of any unfair labor practice, complaint, charge or other matter against or involving Storehouse, and to Storehouse's knowledge, none of the foregoing is pending or threatened before any governmental authority; (e) to Storehouse's knowledge, there is no (and since December 31, 1992, there has not been any) labor strike, organizing effort, organized slow down, organized stoppage or other organized labor difficulty pending, involving or threatened against Storehouse; (f) no representation question exists (or has existed since December 31, 1992) respecting Storehouse's employees; and (g) there is not (and since December 31, 1992 has not been any) a collective bargaining contract that is binding on Storehouse.

     4.13  LITIGATION.  Except as described in Schedule 4.13, Storehouse: (i) is
           ----------                          -------------
not (and since December 31, 1992 has not been) engaged in, a party to, subject to or, to Storehouse's knowledge, threatened with any claim, controversy, legal or equitable action or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) and
(ii) is not (and since December 31, 1992 has not been) a party to or subject to any judgment, order or decree against it or any of its assets.

     4.14  COMPLIANCE WITH LAWS.  Except as set forth in Schedule 4.14:
           --------------------                          -------------

           (a)  Generally.  Storehouse is (and has been) in compliance in all
                ---------
material respects with all applicable law, including that involving antitrust, unfair competition, trade regulation, antipollution, environmental, accommodation for the disabled, employment and plant downsizing, relocation, closing or safety.

           (b)  Charges or Violations; Investigations.  Storehouse is not (and
                -------------------------------------
since December 31, 1992 has not been) either charged with, in receipt of any notice of or, to Storehouse's knowledge, under investigation with respect to any failure or alleged failure to comply with any provision of any applicable law in any material respect.

           (c)  Permits.  Without limiting the foregoing: (i) Storehouse has all
                -------
permits required with respect to assets owned, leased or used by it and its business (and a copy of all of such permits have been provided to Rowe and are listed in Schedule 4.14); (ii) no such permit has expired or been terminated
          -------------
(nor has Storehouse received notice from any governmental authority that it intends to terminate any permit); and (iii) Storehouse is (and has been) in compliance in all material respects with each such permit and any predecessor permit; provided, however, that the foregoing does not require disclosure of
        --------  -------
state and local business or similar licenses required of businesses generally.

           (d)  Environmental.  Without limiting the foregoing:  (i)
                -------------
Storehouse is not subject to any fine, penalty, judgment (including those for exemplary or punitive damages), settlement payment, or other liability or obligation whatsoever (including those with respect to personal injury, clean-up, removal or remediation, whether under CERCLA or otherwise and including the cost of defending against any allegation of any of the foregoing) which relates to, is based upon or arises from or in connection with any Environmental Law with respect to Storehouse's business or Properties, whether made or asserted by a governmental authority or by a private person, with respect to any acts or omissions occurring, or facts or circumstances now or previously existing, and whether or not any such act, omission, condition or circumstance was lawful when it occurred or initially or subsequently existed; (ii) Storehouse has obtained, maintained and complied with all permits required by Environmental Law with respect to Storehouse's business or Properties (which are listed in Schedule
                                                                    --------
4.14) and has maintained all records and has made all filings required by
----
applicable Environmental Law with respect to treatment, storage, presence, contamination, generation, transport, emission, discharge or release into the environment by Storehouse's business or Properties of any substance (including solids, liquids and gases) and the proper disposal by Storehouse's business or Properties of such materials (including solid waste materials and petroleum or any fractions or by-products of them) required for the operations of Storehouse's business or Properties; and (iii) Storehouse has no liability or other obligation for the removal of asbestos or underground storage tanks with respect to any Properties.

     "Environmental Law" means each applicable law relating to protection of the environment, prevention or minimization of pollution, control and tracking of any Hazardous Substance, Hazardous Waste (each as defined below) or other waste, protection of human health or similar matters with respect to the foregoing matters.

     "Hazardous Substance" means: (i) any toxic or hazardous wastes, materials, pollutants or substances, including petroleum or petroleum-based or related products and their fractions and by-products, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls, pesticides, herbicides, pesticide or herbicide containers, untreated sewage, and industrial process sludge; (ii) any substances defined as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"); and (iii) any toxic or hazardous wastes,
     -- ----
materials, pollutants or substances regulated under any other applicable law, including any so-called "SuperFund" or "Super lien" legislation relating to environmental, pollution or similar matters. "Hazardous Waste" means any waste, material or substance defined, identified or which would be classified as a hazardous waste or regulated substance pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended, and each regulation or
                                 -- ----
other applicable law promulgated thereunder.

     4.15  BANK ACCOUNTS.  Schedule 4.15 lists all of Storehouse's bank, money
           -------------   -------------
market, savings, brokerage, and similar accounts and safe deposit boxes, specifying the account numbers and the authorized signatories or persons having access to them.

     4.16  TRANSACTIONS WITH AFFILIATES.  Except as set forth in Schedule 4.16,
           ----------------------------                          -------------
no officer or director of Storehouse, no Storehouse Shareholder, no spouse nor any children of any of them, no trust or other entity for the benefit (in whole or in part) of any of the foregoing and no person controlled by any combination of any of the foregoing: (a) is a party to any contract or plan of any kind whatsoever involving any such person and Storehouse; (b) owns directly or indirectly, in whole or in part, any property that Storehouse uses or otherwise has rights in respect of; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, Storehouse.

     4.17  NO VIOLATIONS OR CONFLICT FROM EXECUTION, DELIVERY OR PERFORMANCE OF
           --------------------------------------------------------------------
THIS AGREEMENT.  Except as set forth in Schedule 4.17 or any other Schedule to
--------------                          -------------
this Agreement, the execution, delivery and/or performance of this Agreement and of each of the other Documents executed and delivered by a Storehouse Shareholder does not, and the consummation of the transactions contemplated hereby will not, require consent under, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any lien, charge or encumbrance on any property or assets under (A) the Articles of Incorporation or Bylaws of Storehouse, (B) any note, agreement, indenture, mortgage, deed of trust, lease, license or other instrument or obligation to which Storehouse or any of the Storehouse Shareholders is a party,
(C) any judgment, order, decree, ruling or injunction of any court, governmental body or arbitrator in proceedings to which Storehouse or any of the Storehouse Shareholders is a party, or (D) any license, certificate, permit, concession, grant, franchise, patent, trademark, service mark, trade name, copyright, law, regulation, ordinance, rule, order or mandate of a similar nature which is applicable to Storehouse, its assets or properties, or any of the Storehouse Shareholders (a "Conflict"), other than a Conflict that will be cured prior to the Common Stock Closing Date.

      4.18 VENDOR AND FACTOR RELATIONSHIPS.  Except as set forth in Schedule
           -------------------------------                          --------
4.18: (a) No supplier that was included among Storehouse's top ten vendors for its fiscal year ended January 31, 1998 on an annual basis (a "Significant Vendor") has terminated its trading relationship with Storehouse since December 31, 1996; (b) no factor has terminated its contractual relationship with Storehouse or has adversely affected the terms upon which it extends credit to Storehouse or diminished the amount of credit available to Storehouse for vendor purchases; and (c) to the knowledge of Storehouse, no Significant Vendor intends to terminate its trading relationship and no factor intends to terminate its contractual relationship with Storehouse as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

      4.19 BROKERS.  Except for amounts payable to Wheat First Union division of
           -------
Wheat First Securities, Inc., there are no claims or agreements for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

      4.20 NO GOVERNMENTAL CONSENTS REQUIRED.  Except as set forth in Section
           ---------------------------------
6.9 regarding the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on Storehouse's or any Storehouse Shareholder's part is required in connection with any Storehouse Shareholder's execution, delivery or performance of this Agreement or any contract, instrument or document to be delivered by any of them pursuant to this Agreement.

      4.21 NO MATERIAL OMISSION.  None of the representations or warranties in
           --------------------
this Agreement on which Rowe has relied either (a) contains any untrue statement of a material fact or (b) omits to state a fact necessary to make such representation or warranty (giving full effect to any dollar, time or other limitation specified in, and only with respect to the subject matter contained in, such representation or warranty) not materially misleading. The foregoing does not impose any obligation to disclose the implications of disclosed facts.

     4.22  OTHER.  No representation or warranty is made by the Representing
           -----
Storehouse Shareholders except as expressly set forth in this Article 4; provided, however, that all lists or other statements, information or documents
--------  -------
set forth in or attached to any Schedule to this Agreement shall be deemed to be representations and warranties of the Representing Storehouse Shareholders in this Agreement with the same force and effect as if such lists, statements, information and documents were set forth in this Agreement.

     4.23  RELIANCE. The foregoing representations and warranties have been made
           --------
with the knowledge and expectation that Rowe is placing complete reliance thereon.

     4.24 CHARACTER OF REPRESENTATIONS AND WARRANTIES.  No due diligence or
          -------------------------------------------
other investigation by Rowe conducted at any time and from time to time shall alter any representation or warranty made by or release any Representing Storehouse Shareholder in this Agreement from any liability for the incorrectness of any such representation or warranty.

     ARTICLE 5:  ROWE'S REPRESENTATIONS AND WARRANTIES.
     -------------------------------------------------

     Rowe hereby represents and warrants to the Storehouse Shareholders as follows:

     5.1   EXISTENCE.  Rowe is a corporation duly incorporated, organized and
           ---------
validly existing in good standing under the corporation and franchise laws of the State of Nevada.

      5.2  AUTHORIZATION.  With respect to this Agreement and any other
           -------------
contracts, instruments and documents executed and delivered, or to be executed and delivered, by Rowe pursuant to this Agreement (this Agreement and such other contracts, instruments (including the Rowe Convertible Debentures) and documents, collectively the "Rowe Delivered Documents"): (a) Rowe has the corporate power to execute, deliver and perform the Rowe Delivered Documents;
(b) the execution, delivery and performance by Rowe of the Rowe Delivered Documents have been duly authorized by all necessary corporate action on Rowe's part in compliance with its articles of incorporation, its bylaws, any other governing contracts, instruments or other documents and applicable law (and a certified copy of such corporate action is being delivered to Storehouse contemporaneously with the execution of this Agreement); and (c) this Agreement constitutes, and each of the other Rowe Delivered Documents will constitute, Rowe's valid and binding agreements that are enforceable against it in accordance with their terms.

      5.3  SEC REPORTS.  Rowe (a) has furnished Storehouse and each Category II
           -----------
Shareholder with copies of its Annual Report on Form 10-K for the fiscal year ended November 30, 1997, Quarterly Reports on Form 10-Q for the quarters ended August 31, 1997, February 1998 and May 31, 1998 and all other reports or registration statements filed by Rowe with the SEC under applicable laws, rules and regulations since December 31, 1997 (all such reports and registration statements being herein collectively called the "SEC Filings"), each as filed with the SEC; each such SEC Filing when it became effective or was filed with the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each SEC Filing did not on the date of effectiveness or filing, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading. Rowe has made all filings required to be made under the Exchange Act for the twelve (12) months prior to the date hereof.

     5.4  NO VIOLATION OR CONFLICT FROM EXECUTION, DELIVERY OR PERFORMANCE OF
          -------------------------------------------------------------------
THIS AGREEMENT.  The execution, delivery and/or performance by Rowe of the Rowe
--------------
Delivered Documents do not (and will not with the passage of time or the giving of notice or both) violate, conflict with, or constitute a default under (a) any term or provision of Rowe's articles of incorporation or bylaws, (b) any contract to which it is a party or subject, (c) any judgment, decree or order of any governmental authority to which Rowe or any of its properties is subject or bound, or (d) any applicable law.

     5.5  INVESTMENT REPRESENTATION.  Rowe is acquiring the Storehouse Shares
          -------------------------
and the Subordinated Promissory Note pursuant to this Agreement for its own account for investment purposes only and not with a view to any resale, distribution, subdivision or fractionalization of them.

     5.6  ROWE COMMON STOCK - VALID ISSUANCE.  The shares of Rowe common stock
          ----------------------------------
to be issued upon exercise of conversion rights in the Rowe Convertible Debentures will be duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with applicable securities laws. A sufficient number of shares have been reserved by Rowe's Board of Directors to provide for the conversion of the Rowe Convertible Debentures.

     5.7  MATERIAL OMISSIONS.  No representation or warranty by Rowe in this
          ------------------
Agreement or in any other Rowe Delivered Document contains or will contain any untrue statement of a material fact, or omits a material fact necessary to make the statements herein or therein not misleading.

                     ARTICLE 6:  CERTAIN OTHER AGREEMENTS.
                     ------------------------------------

     6.1  OPERATION OF STOREHOUSE'S BUSINESS BETWEEN SIGNING AND COMMON STOCK
          -------------------------------------------------------------------
CLOSING.  Without limiting the foregoing, until the Common Stock Closing (except
-------
upon the prior written consent of Rowe, which consent shall not be unreasonably withheld or delayed), each of the Storehouse Shareholders shall (to the extent it has the power) cause Storehouse to:

          (a) not take any action, or fail to take any action, except in the ordinary and regular course of business consistent with current practice and not otherwise prohibited under this Section 6.1 or this Agreement;

          (b) not enter into or renew any long-term lease or other long-term contract (or modify or terminate any existing one) other than store openings and relocations contemplated by Storehouse's business plan and budget for the 12-month period ended April 30, 1999, as set forth in Exhibit K (the "Business Plan"), in all cases so long as not otherwise prohibited under this Section 6.1 or this Agreement;

          (c) not take any of the actions or, to the extent it is within its control, allow to occur any of the events described in Sections 4.2(d)(i) through (xvii);

          (d) not enter into any contract or plan of any kind whatsoever to do anything prohibited by any of the foregoing;

          (e)  use commercially reasonable efforts to perform the Business Plan;

          (f)  terminate its existing cash bonus program for key executives;

          (g) continue to record revenues, expenses, deductions, depreciation and amortization consistent with existing practices and Generally Accepted Accounting Principles;

          (h) make no change in its current accounting practices and procedures;

          (i) declare no dividends or other distribution on the Storehouse Common Stock;

          (j) make no change in its business practices except changes to improve margins, reduce expenditures and achieve cost savings in a manner consistent with the Business Plan; and

          (k) provide Rowe with monthly financial information as soon as it is available and provide Rowe with periodic consultations relating to such information.

     6.2  NO NEGOTIATIONS.  Until the earliest to occur of (i) the Common Stock
          ---------------
Closing, (ii) the termination of this Agreement and (iii) July 31, 1999, none of the Storehouse Shareholders shall solicit any discussions or negotiations with any person (other than Rowe and its employees and agents) relating to any proposed acquisition of Storehouse's business or the issued and outstanding Storehouse Common Stock.

     6.3  PUBLICITY.  Rowe and Storehouse shall consult with each other in
          ---------
issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other except as required by law, which consent shall not be unreasonably withheld or delayed.

     6.4  INSPECTION.  Each of the Storehouse Shareholders shall (to the extent
          ----------
it has the power) allow Rowe and its authorized representatives full access to Storehouse when accompanied by an Executive Officer of Storehouse during normal business hours and until the Common Stock Closing on a basis that does not interfere with Storehouse's normal operations to Storehouse's personnel, properties and records, and shall furnish Rowe and its authorized representatives such information (including financial statements) concerning Storehouse as Rowe requests; provided, however, that nothing in this Agreement
                             --------  -------
requires that the Storehouse Shareholders disclose to Rowe any information (such as price lists) that it reasonably thinks could, in Rowe's possession, have a material adverse affect on Storehouse if the Common Stock Closing does not occur. Rowe and its authorized representatives shall have the right to review and copy all such records as they may deem advisable and to discuss them with Storehouse's executive personnel.

     6.5  CERTAIN EMPLOYEE MATTERS.
          ------------------------

          (a) Continued Employment.  Rowe acknowledges and agrees that it
              --------------------
intends to cause Storehouse to continue to employ its employees immediately after the Common Stock Closing, but the foregoing does not give any person the right to be employed or restrict in any way Storehouse's right to terminate any person's employment. In this regard Rowe agrees that during the six (6) month period immediately following the Common Stock Closing, it will defer to the judgment of the President of Storehouse after the Common Stock Closing relating to the termination of Storehouse subordinate employees.

          (b) Generally as to Employee Plans.  Except as specifically provided
              ------------------------------
to the contrary in the following Subsections of this Section 6.5, at or after the Common Stock Closing, Rowe may cause Storehouse to amend, terminate or freeze any Employee Plan or merge any such Employee Plan with a plan maintained by Rowe or Rowe's retail subsidiary. In the event of any freeze or termination (other than the freeze and termination of the ESOP) of an Employee Plan available to Storehouse employees on a uniform and non-discriminatory basis that is comparable to a plan maintained by Rowe or Rowe's retail subsidiary for similarly situated retail employees, if any, Rowe shall permit Storehouse employees to participate in such comparable plan on a fair and equitable basis or cause Storehouse to provide equivalent benefits to those under such plans, with Storehouse employees receiving full credit for their length of service at Storehouse for purposes of eligibility, participation and vesting, and (except for defined benefit plans) accrual of benefits.

          (c) Vacation.  At the Common Stock Closing, Rowe shall cause
              --------
Storehouse to continue Storehouse's vacation plan or to cover Storehouse's employees under the vacation plan maintained by Rowe or Rowe's retail subsidiary for similarly situated retail employees, with Storehouse employees receiving credit for prior years of service with Storehouse for purposes of calculating vacation that may be received pursuant to Rowe's or its retail subsidiary's vacation policy and will waive any eligibility requirements of such policy with respect to such employees.

          (d) Group Insurance Plans.  Rowe shall cause Storehouse to continue
              ---------------------
the group health and life insurance plans in their current form for Storehouse's employees on the Common Stock Closing Date and continue such plans in such form until it has either: (i) arranged for such employees to participate in another plan providing for health, medical and other insurance comparable to that maintained by Rowe for its other comparable employees (and Rowe shall obtain a waiver of the waiting period for participation in such plan, first day at work requirement and any restrictions and limitations on pre-existing medical conditions under such plan for such employees); or (ii) provided any terminated employees with information concerning rights to convert to separate coverage and the method for exercising such conversion rights.

           (e) ESOP.
               ----

               (i)    Contribution to ESOP.  Storehouse shall contribute to the
                      --------------------
ESOP on or before October 15, 1998 an amount aggregating $1,900,000 (less any amounts previously contributed by Storehouse to the ESOP with respect to the ESOP's plan year ended January 31, 1998 (the "1998 Plan Year"), plus accrued interest, which amount shall be applied by the ESOP to repay a principal amount of indebtedness from the ESOP to Storehouse (the "Internal ESOP

Indebtedness") equal to $1,900,000, plus accrued interest. To the extent permitted by IRC (S) 415 or any other applicable IRC limitation, such contribution to the ESOP shall be treated as a contribution with respect to the 1998 Plan Year and shall result in an appropriate release and allocation of shares under the terms of the ESOP for the 1998 Plan Year, and the amount of such contribution, if any, in excess of the amount that can be so allocated without violating any applicable IRC limitation shall be treated as a contribution with respect to the plan year of the ESOP beginning February 1, 1998 (the "1999 Plan Year") and shall result in an appropriate release and allocation of shares under the terms of the ESOP with respect to the 1999 Plan Year. Storehouse shall until the Common Stock Closing Date make contributions as required under the plan document to permit the ESOP to repay its indebtedness to Storehouse in accordance with its terms.

               (ii)    Treatment of Remainder of Internal ESOP Indebtedness and
                       --------------------------------------------------------
Storehouse ESOP Indebtedness.  The remaining balance of the Internal ESOP
----------------------------
Indebtedness as of the Common Stock Closing Date shall be written off by Storehouse. Such writeoff of the remaining Internal ESOP Indebtedness shall not constitute a contribution to the ESOP and shall not result in a further release and allocation of shares to participants in the ESOP.

               (iii)  Freezing and Termination of the ESOP.  Storehouse shall
                      ------------------------------------
amend the ESOP and take such further actions as may be necessary or appropriate to cease all further contributions to the ESOP effective at the Common Stock Closing Date. The ESOP shall continue in existence as a frozen plan after the Common Stock Closing Date, and as soon as practicable after the payment of the full amount of the Purchase Price Storehouse shall do the following: (A) terminate the ESOP; (B) apply for all the governmental approvals in connection with any amendment or the termination of the ESOP (as well as any other governmental approvals); (C) execute and deliver such contracts as may be necessary in connection with the termination of the ESOP; (D) keep the Shareholders' Agent Committee reasonably informed as to the status of the termination of the ESOP (including promptly responding to its reasonable inquiries); (E) take such reasonable actions as may be requested by the Shareholders' Agent Committee with regard to such ESOP termination; and (F) cause the ESOP trustee to make distributions or payments from the ESOP to or for the benefit of the ESOP participants in accordance with the ESOP plan documents and applicable law but otherwise as soon as practicable. Rowe shall cause Storehouse to amend the ESOP to the extent necessary or appropriate to obtain a favorable determination letter that the termination of the ESOP does not adversely affect its prior qualification and otherwise to effect the termination of the ESOP. Rowe shall cooperate (and shall cause Storehouse to cooperate) in effecting the foregoing, and shall not take any action inconsistent with the foregoing.

     6.6  RELEASE OF STOREHOUSE BY EACH STOREHOUSE SHAREHOLDER.  If, but only
          ----------------------------------------------------
if, the Common Stock Closing occurs as contemplated by this Agreement, then each Storehouse Shareholder hereby releases Storehouse from any and all claims, rights and causes of action which such Storehouse Shareholder may have or may have had against Storehouse arising out of any transactions between such Storehouse Shareholder and Storehouse or its predecessors in interest prior to, or arising with respect to any acts or omissions occurring prior to, the Common Stock Closing; provided, however, that nothing in this instrument waives,
               --------  -------
releases or restricts in any manner whatsoever any of the rights of the Storehouse Shareholders arising out of this Agreement or other agreements, instruments and documents delivered pursuant to this Agreement; and provided,
                                                                    --------
further, that the foregoing release does not apply to the following: (a)
-------
regular salary and vacation that is accrued and earned but unpaid at the Common Stock Closing Date; (b) any unreimbursed travel or other advances relating to Storehouse's business at the Common Stock Closing Date that is reimbursable under Storehouse's current policies; (c) any bonus, incentive or similar compensation pursuant to a written plan of Storehouse that is accrued and earned but unpaid at the Common Stock Closing Date; (d) any benefits that are accrued and earned but unpaid at the Common Stock Closing Date under any employee benefit plan of Storehouse (including any profit-sharing or similar plan and any matters covered at the Common Stock Closing Date under any insured medical or health policy or plan or other insurance policies maintained by Storehouse by reason of the occurrence of a covered or coverable matter on or before the Common Stock Closing Date, whether or not the necessary forms have been filed with Storehouse, its insurer or any other person); (e) any indemnification rights under Storehouse's articles of incorporation or bylaws; and (f) any obligations of Storehouse to the ESOP under the plan documents.

     6.7  CANCELLATION OF ANY RESTRICTIVE CONTRACTS.  If, but only if, the
          -----------------------------------------
Common Stock Closing occurs as contemplated by this Agreement, then the Storehouse Shareholders hereby cancel each and every contract among some or all of them and/or Storehouse that restricts the transfer of the Storehouse Shares pursuant to this Agreement.

     6.8  CERTAIN TAXES.  Rowe acknowledges that the Common Stock Closing may
          -------------
result in its incurring a liability for the tax imposed by IRC (S) 4978 with respect to Storehouse Common Stock sold to the ESOP by Frederick G. Currey and Bradley N. Currey, Jr. on February 28, 1997. If such tax is determined to be applicable, Storehouse shall file such return or returns as may be required by applicable law and to pay such tax in the manner required by applicable law.

     6.9  FILING UNDER HSR ACT.
          --------------------

          (a) General.  Rowe and the Storehouse Shareholders acknowledge that
              -------
the transactions contemplated by this Agreement require filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the HSR Act.

          (b) Filings.  Rowe and the Storehouse Shareholders shall each promptly
              -------
file with the FTC and the Antitrust Division the notifications and reports required to be filed pursuant to the HSR Act and shall undertake in good faith to file promptly any supplemental information which may be requested, which notifications and reports and filing of supplemental information will comply in all material respects with the requirements of such act. Rowe and the Storehouse Shareholders shall each furnish to the other such information as either may reasonably request to make such filings.

          (c) Appeal.  If the Antitrust Division brings suit seeking to prevent
              ------
or restrain the transactions contemplated by this Agreement or if FTC issues a complaint or petitions a court to enjoin the transactions contemplated by this Agreement, then the decision as to whether an adverse decision or action of the FTC or the Antitrust Division should be appealed or contested shall be solely within the discretion of the Storehouse Shareholders.

          (d) Certain Representations and Warranties.  None of the information
              --------------------------------------
supplied or to be supplied by a party for inclusion in any regulatory filings prepared in connection with the transactions contemplated by this Agreement (collectively, the "Regulatory Filings") by it, will, at the respective time the Regulatory Filings or any amendments or supplements to them are filed with the appropriate regulatory authorities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the consummation of the transactions contemplated by this Agreement any act or event should be discovered by a party which the applicable law requires to be set forth in an amendment of, or a supplement to, the Regulatory Filings, then such party shall promptly so inform the other and will furnish all necessary information in writing to the other relating to such event.

     6.10 PAYOFF OF SANWA LOAN.  Immediately after the Common Stock Closing,
          --------------------
Rowe will cause Storehouse to pay off all remaining indebtedness to Sanwa Business Credit Corporation and/or its affiliates.

     6.11 ROWE'S AGREEMENT TO TRANSFER RESTRICTIONS & SHARE LEGENDS. Rowe
          ---------------------------------------------------------
acknowledges that the Storehouse Shares and the Subordinated Promissory Note are not being registered under the Georgia Securities Act of 1973 as amended (the "Georgia Act") on the ground that this transaction is exempt from registration under Georgia Act (S) 10-5-9(13) and are not being registered under the '33 Act (as defined below) on the ground that this transaction is exempt from registration under '33 Act (S) 4(2) as not involving any public offering, and that reliance by the Storehouse Shareholders on such exemptions is predicated in part on Rowe's representations set forth in Section 4.5 [Investment Representation]. Rowe also acknowledges and agrees that it shall not make any sale, transfer or other disposition of the Storehouse Shares or the Subordinated Promissory Note in violation of the Georgia Act or the General Rules and Regulations promulgated by the Securities and Exchange Commission and (b) that it shall cause to be placed and maintained for a period of at least one year from the Common Stock Closing Date, or such longer period as may be required by applicable law, on the certificate issued to it to evidence the Storehouse Shares, a legend stating in substance:

          The shares evidenced by this certificate have been acquired for investment and have not been registered under the Georgia Securities Act of 1973 as amended (the "Georgia Act") in reliance on the exemption contained in Georgia Act (S) 10-5-9(13) or under the Securities Act of 1933 as amended (the "33 Act") in reliance on the exemption contained in '33 Act (S) 4(2). These shares may not be sold or transferred except in transactions (a) exempt from registration under the '33 Act or pursuant to an effective registration statement under it and (b) exempt from registration under the Georgia Act or pursuant to an effective registration statement under it.

     6.12 EXPENSES.  Each party shall pay its own expenses and costs incurred in
          --------
connection with the negotiation and consummation of this Agreement and the transactions contemplated by it. Without limiting the foregoing, Storehouse shall bear the fees and expenses of the ESOP in connection with this Agreement, and Rowe shall pay all filing fees with respect to the HSR Act.

     6.13 CONSENT AS TO REPRESENTATION.  Rowe acknowledges that the law firm of
          ----------------------------
Sutherland, Asbill & Brennan LLP is expected, after the Common Stock Closing, to represent the

Storehouse Shareholders and the Shareholders' Agent Committee in connection with this Agreement and agrees that it shall be entitled to represent the Storehouse Shareholders and the Shareholders' Agent Committee in any disputes that arise concerning this Agreement or any other agreement to be delivered pursuant to this Agreement and waives any conflict of interest that may result from its representing Storehouse under this Agreement or otherwise; provided, however,
                                                           --------  -------
if the representative of the ESOP Trustee makes a good faith determination that it requires separate legal representation as a member of the Shareholders' Agent Committee, the representative shall be permitted to retain such representation.

                         ARTICLE 7:  INDEMNIFICATION.
                         ---------------------------

     7.1  SPECIFIC INDEMNIFICATION OBLIGATIONS--BY THE STOREHOUSE SHAREHOLDERS.
          --------------------------------------------------------------------
If the Common Stock Closing occurs then Frederick G. Currey, Bradley N. Currey, Jr., and W. Clyde Mynatt (the "Indemnifying Shareholders") shall jointly and severally indemnify, defend and hold Rowe harmless as provided in this Article 7 as to any Loss involving any of the following:

          (a) Taxes: any taxes (i) for periods ending on or before the Common
              -----
     Stock Closing Date or (ii) that relate to any period or the conduct of business prior to the Common Stock Closing Date, in each instance, other than taxes accrued as stated liabilities on the balance sheet included in the 1998 Financial Statements and taxes accrued in the ordinary course of business since January 31, 1998 relating to Storehouse operations after such date and prior to the Common Stock Closing Date.

          (b) Certain Deal Expenses:  any Deal Expenses that do not reduce the
              ---------------------
     amount of the Earn-Out Purchase Price actually paid or that would have reduced the Earn-Out Purchase Price but for the fact that the Earn-Out Purchase Price had already been reduced to zero (treating Deal Expenses in both instances as the last amount deducted in the Section 3.6 calculation of Earn-Out Purchase Price).

           (c) ESOP:  any obligations or liabilities of Storehouse to the ESOP,
               ----
     former or current participants of the ESOP or their beneficiaries, any ESOP lender, any governmental or taxing authority relating to the maintenance, operation and administration of the ESOP (including fiduciary duties and any tax penalty incurred in excess of the amount to be deducted in arriving at the Earn-Out Purchase Price as provided for in Section 3.6), relating to the tax-qualified status of the ESOP, or in any other manner relating to the ESOP, but excluding the normal costs of administration and termination
               -------------
     of the ESOP;

          (d) O&D Indemnification:  any acts and omissions occurring, or fact or
              -------------------
     circumstance existing, on or before the Common Stock Closing Date that entitle any officer, director, agent or other person to indemnification pursuant to the articles of incorporation, bylaws or other corporate authorization of Storehouse in effect on or before the Common Stock Closing Date with respect to any act or omission prior to the Common Stock Closing Date;

           (e) Third-Party Claims:  any and all claims, demands, causes of
               ------------------
     action or proceedings against Storehouse, and penalties imposed against Storehouse, whether arising before or after the Common Stock Closing Date but relating to facts, events or circumstances in existence or occurring on or prior to the Common Stock Closing Date, except to the extent expensed by Storehouse in its income statement for the annual period ending April 30, 1999 and deducted from income in arriving at the EBITDA Amount; and

          (f) Breaches:  without limiting or being in any manner limited by the
              --------
     foregoing, any breach of any representation, warranty, covenant or agreement made by the Representing Storehouse Shareholders in this Agreement (but for purposes of this Subsection, disregarding in such representations and warranties (i) materiality qualifiers, (ii) knowledge qualifiers (other than in Section 4.18 and in those instances involving knowledge of acts or omissions of third parties), and (iii) limitations to acts or omissions or facts or circumstances after a specified date (other than in Section 4.18) and other than those requiring listing of notices or other documents only after a certain date.)

The Indemnifying Shareholders will pay their costs pursuant to this Article 7.

     7.2  SPECIFIC INDEMNIFICATION OBLIGATIONS--BY ROWE.  If the Common Stock
          ---------------------------------------------
Closing occurs, then Rowe shall indemnify, defend and hold the Storehouse Shareholders harmless as provided in this Article 7 as to any Loss involving any breach of a representation, warranty, covenant or agreement made by Rowe herein or in any Rowe Delivered Document.

     7.3  CERTAIN LIMITATIONS.  Notwithstanding the foregoing:
          -------------------

          (a) Time Limitations.  No indemnification shall be required under this
              ----------------
Article 7 unless the person claiming the right to be indemnified gives notice as hereinafter provided:

              (i) in the case of matters involving taxes, third party claims and breaches involving violations of applicable law not covered by (ii) below, within thirty (30) days after the expiration of the statute of limitation (including extensions of it); and

              (ii) with respect to any other claim involving matters covered by Article 4 or Section 7.1, on or before the third (3rd) anniversary of the Common Stock Closing Date.

          (b) Deductible.  No party shall be required to indemnify another party
              ----------
unless and only to the extent that the aggregate amount of the agreed to or adjudicated indemnification claims against such party exceed $200,000; provided,
                                                                       --------
however, that the foregoing limitation shall not apply to: (i) any Loss with
-------
respect to, as a result of, or involving a breach of, a representation or warranty in Section 4.1 [status of Storehouse] or 4.3 [taxes] or (ii) any Loss for which Rowe is indemnified pursuant to Section 7.1(a), Section 7.1(b), or
Section 7.1(d); and provided, further, that for purposes of the foregoing
                    --------  -------
limitation, the matters described in clauses (i) and (ii) in the preceding sentence shall not be taken into account in determining whether Losses exceed $200,000 in the aggregate.

          (c) Cap. The Indemnifying Shareholders shall not be obligated to make
              ---
indemnification payments pursuant to this Agreement which in the aggregate exceed the aggregate amounts paid or to be paid to the Indemnifying Shareholders pursuant to this Agreement.

          (d) Recoveries.  The amount of any Loss suffered by a party under this
              ----------
Agreement shall be reduced by the amount, if any, of the recovery or benefit (net of reasonable expenses incurred in obtaining such recovery or benefit) the party seeking indemnification under this Agreement shall have received or otherwise enjoyed with respect thereto from any other person (including the present value of any federal, state or local income tax benefit and any recovery under any insurance policies paid for by Storehouse prior to the Common Stock Closing); and if such a recovery or benefit is received or enjoyed by an Indemnified Party after it receives payment or other credit under this Agreement with respect to a Loss, then a refund equal to the aggregate amount of the recovery, net of reasonable expenses and tax or other costs incurred in obtaining recovery, shall be made promptly to the Indemnifying Party. For purposes of the foregoing, the present value of any tax benefit referred to above shall consist solely of those future tax benefits that can be reasonably estimated by Rowe at the time the claim is being determined and shall take into account only those tax benefits reasonably expected to be utilized by Storehouse or Rowe during the five taxable years following the Common Stock Closing (counting the taxable year in which the Common Stock Closing occurs as one of such taxable years). The present value shall be calculated using the then-applicable Prime Rate as published in the Wall Street Journal.

          (e) Other.  Notwithstanding anything in this Agreement to the
              -----
contrary, the Indemnified Party shall act in good faith and in a commercially reasonable manner to mitigate any damages it may suffer.

     7.4  PROCEDURES FOR CLAIMS AND SATISFACTION.  All claims for
          --------------------------------------
indemnification under this Article 7 shall be resolved in accordance with the following procedures (and notices pursuant to the following to be given to or by the Indemnifying Shareholders shall be given to or by the Shareholders' Agent Committee):

          (a) Notice of Facts Forming Basis for Claim.  Notice must be given of
              ---------------------------------------
facts that are the basis of an indemnification claim under this Article 7 by the person claiming the right to be indemnified ("Indemnified Party") to the person from whom it is claiming indemnification ("Indemnifying Party") of the facts the claimant thinks are the basis for such indemnification promptly and in any event before the expiration of the applicable time period specified in Section 7.3(a).

          (b) Right to Contest Third Party Claims.  If a claim or demand for
              -----------------------------------
indemnification is based upon an asserted liability or obligation to a person not a party (a "Third Party Claim"), then (and without limiting the obligations under Section 7.4(a)) the Indemnified Party shall undertake in good faith to give prompt written notice of any such claim to the Indemnifying Party. The Indemnifying Party may defend such claims or actions with counsel chosen and paid by it by giving written notice (the "Election to Defend") to the Indemnified Party within thirty (30) days after the date such notice of a Third Party Claim is deemed received; provided, however, that the Indemnifying Party
                                --------  -------
may not settle such claims or actions without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and provided, further, that if the Indemnifying Party submits to the Indemnified
--------  -------
Party a bona fide settlement offer from the third party claimant of any Third Party Claim (which settlement offer shall include as an unconditional term of it the release by the claimant or the plaintiff to the Indemnified Party from all liability in respect of such claim) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party with respect to such Third Party Claim shall not exceed the settlement amount included in such bona fide settlement offer, and the Indemnified Party shall either assume the defense of such Third Party Claim or pay the Indemnifying Party's attorney's fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim. Notwithstanding anything to the contrary in this Article 7, a failure to provide any required notice shall not prejudice any right to indemnification under this Agreement except to the extent that the Indemnifying Party is prejudiced by such failure. If the Indemnifying Party does not duly give the Election to Defend as provided above, then it shall be deemed to have irrevocably waived its right to defend or settle such claims, but it shall have the right, at its expense, to attend, but not otherwise participate in, proceedings with such third parties; and if the Indemnifying Party does duly give the Election to Defend, then the Indemnified Party shall have the right at its expense, to attend, but not otherwise participate in, such proceedings.

          (c) Notice of Fixed or Determined Loss.  When a Loss as to which a
              ----------------------------------
notice has been timely given in accordance with Section 7.4(a) is paid or is otherwise fixed or determined, then the Indemnified Party shall give the Indemnified Party notice of such Loss, in reasonable detail and specifying the amount of such Loss and the Sections upon which the claim for indemnification for such Loss is based (which notice shall be in addition to the notice required under Section 7.4(a), but the notices under this Section 7.4(c) and under
Section 7.4(a) may be given simultaneously and in a single instrument when appropriate and in compliance with both provisions). If the Indemnifying Party desires to dispute such claim, it shall, within thirty (30) days after receipt of notice of the claim of Loss against it pursuant to this section, give counter-notice, setting forth the basis for disputing such claim, to the Indemnified Party. If no such counter-notice is given within such thirty-day period or if the Indemnifying Party acknowledges liability for indemnification, then such Loss shall be promptly satisfied as provided in Section 7.4(a). If, within thirty (30) days after the receipt of counter-notice by the party claiming indemnification, the parties shall not have reached agreement as to the claim in question (during which time the parties shall negotiate in good faith to resolve the dispute), then the claim for indemnification shall be submitted to and settled by arbitration as provided below (it being expressly understood and agreed that, if such counter-notice is duly given, it is the intention of the parties that any such claim shall be resolved by arbitration as provided in this section).

          (d) Arbitration.  Arbitration shall be by a single arbitrator
              -----------
experienced in the matters at issue and selected by Rowe and the Shareholders' Agent Committee in accordance with the Rules. The arbitration shall be held in such place in the Charlotte, North Carolina metropolitan area as may be specified by the arbitrator (or any place agreed to by the Shareholders' Agent Committee, Rowe and the arbitrator), and shall be conducted in accordance with the Rules and (regardless of any other choice of law provision in this Agreement) the United States Arbitration Act (9 U.S.C. (S)(S) 1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement, and to the extent the decision is that a Loss has been suffered for which a party is to be indemnified under this Agreement, it shall be satisfied as provided in Subsection (e) below; and if necessary, any judgment upon the arbitrator's decision may be entered in any court of record having jurisdiction over the subject matter or over the party against whom the judgment is being enforced. The determination of which party (or combination of them) shall bear the costs and expenses of such arbitration proceeding shall be determined by the arbitrator. The arbitrator shall have the discretionary authority to award that all or part of the reasonable attorneys' fees of one party in connection with the arbitration shall be reimbursed by another party.

          (e) Satisfaction of Indemnification Obligations.  Subject to the
              -------------------------------------------
procedures set forth above, claims for indemnified Losses shall be satisfied as follows:

              (i)    By the Indemnifying Shareholders.  The Indemnifying
                     --------------------------------
     Shareholders' liability for such indemnification shall be satisfied by paying the amount of such liability to Rowe or offsetting such amount against the Earn-Out Purchase Price payable to the Indemnifying Shareholders.

              (ii)   By  Rowe.  Rowe shall satisfy its liability for
                     --------
     indemnification Losses by paying the amount of such liability to the Shareholders' Agent Committee.

Payments pursuant to the foregoing shall be by wire transfer or by check, as the recipient may direct; provided, however, that in the absence of directions
                      --------  -------
within a reasonable period of time, payment may be made by check.

     7.5  CERTAIN RULES.  The indemnification obligations in this Article 7,
          -------------
although stated in terms of the parties, shall be for the benefit of the parties, their permitted successors and assigns and their officers, directors, employees, agents and affiliates. The phrase "breach of a representation" includes a misrepresentation. The term "Loss" means one hundred percent (100%) of any liability, loss, cost, damage, expense or payment, including (i) in the case of Third Party Claims, related attorneys', accountants' and other professional advisors' fees and expenses, and (ii) interest on each of the foregoing at the Prime Rate from the date the Loss was incurred until paid. "Prime Rate" for purposes of this Section 7.5 means the prime rate as published in the "Money Rates" table of The Wall Street Journal on the first date of the
                              --- ---- ------ -------
calendar quarter on which The Wall Street Journal was published and on the first
                          --- ---- ------ -------
such day of each subsequent calendar quarter in which the Loss is unpaid.

     7.6  SURVIVAL; EXCLUSIVE REMEDIES.  The representations, warranties,
          ----------------------------
covenants and agreements made in this Agreement shall survive the Common Stock Closing. Subject to Section 7.3(e) above, neither the survival of such representations, warranties, covenants and agreements, nor their enforceability nor any remedies for breaches of them shall be affected by any knowledge of a party regardless of when or how such party acquired such knowledge. If the Common Stock Closing occurs, then the remedies provided in this Article 7 constitute the sole and exclusive remedies for recoveries against another party for breaches of the representations and warranties in this Agreement and for the matters specifically listed in this Article 7 as being indemnified against, but neither the foregoing nor anything else in this Agreement shall limit the right of a party to enforce the performance of this Agreement or of any contract, document or other instrument executed and delivered pursuant to this Agreement by any remedy available to it in equity.

                   ARTICLE 8:  TERMINATION AND ABANDONMENT.
                   ---------------------------------------

      8.1 GENERAL.  This Agreement may be terminated prior to the Common Stock
          -------
Closing:

           (a) Failure of Storehouse's Conditions.  By the Shareholders' Agent
               ----------------------------------
     Committee: (i) at any time a condition in Section 3.2 becomes no longer capable of being satisfied and (ii) on August 31, 1999 if the conditions set forth in Section 3.2 have not been then complied with in any respect and the Storehouse Shareholders are not materially in breach of its obligations under this Agreement; provided, however, that if such
                                       --------  -------
     noncompliance, nonperformance or breach can be cured or eliminated, then the Shareholders' Agent Committee shall not terminate under this Subsection
     (a) unless and until (A) it has given Rowe written notice that noncompliance, nonperformance or breach has occurred, specifying the nature of same and the action required to cure same and (B) such shall not have been cured or eliminated within thirty (30) days after such notice is received.

           (b) Failure of Rowe's Conditions.  By Rowe: (i) at any time a
               ----------------------------
     condition in Section 3.3 becomes no longer capable of being satisfied and
     (ii) on August 31, 1999 if the conditions set forth in Section 3.3 have not been then complied with in any respect and Rowe is not materially in breach of its obligations under this Agreement; provided, however, if such
                                              --------  -------
     noncompliance, nonperformance or breach can be cured or eliminated, then Rowe shall not terminate under this Subsection (b) unless and until (A) it has given the Shareholders' Agent Committee written notice that noncompliance, nonperformance or breach has occurred, specifying the nature of same and the action required to cure same and (B) such shall not have been cured or eliminated within thirty (30) days after such notice is received.

           (c) HSR Act.  Either (i) by the Shareholders' Agent Committee or Rowe
               -------
     in the event it determines not to appeal an adverse decision or action of the FTC or the Antitrust the Division in connection with actions pursuant to Section 6.9 or (ii) by Rowe or by the Storehouse Shareholders if all applicable pre-acquisition filing, information furnishing and waiting period requirements under the HSR Act shall have not been met or such compliance shall have not been waived by the governmental agencies having authority to grant such waivers on or before August 31, 1999.

If the Common Stock Closing has not occurred on or before September 30, 1999, and no action has been brought to specifically perform this Agreement, then this Agreement shall terminate without any action on the part of any party. If a party institutes an action to specifically perform this Agreement prior to its termination pursuant to this Section 8.1, then notwithstanding any provision of any such section, this Agreement shall be terminated thereafter only if a final judgment or order is entered in such action or in any appeal therefrom denying specific performance in such action or dismissing or discontinuing such action without the granting of such relief (and such judgment or order is not then subject to appeal) or such action or an appeal therefrom is dismissed or discontinued voluntarily by the party seeking such action in such action or by agreement of the parties thereto without the granting of such relief.

      8.2 SPECIFIC PERFORMANCE AND OTHER REMEDIES.  The Storehouse Shareholders
          ---------------------------------------
acknowledge that the rights of Rowe to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, if the Storehouse Shareholders violate or fail and refuse to perform any covenant or agreement made by any of them herein, then Rowe may be without adequate remedy at law. Each Storehouse Shareholder agrees, therefore, that if he violates or fails and refuses to perform any covenant or agreement made by him herein, Rowe may, in addition to any remedies at law for damages or other relief, institute and prosecute an action to enforce specific performance of such covenant or agreement or seek any other equitable relief.

      8.3 EFFECT OF TERMINATION.  Upon the termination of this Agreement,
          ---------------------
neither party shall have any further obligation to the other, except that: (a) no termination shall prejudice any claim either party may have under this Agreement that arises from the willful and intentional breach of this Agreement by the other party and (b) termination of this Agreement shall not terminate or otherwise affect the rights and obligations set forth in Sections 3.9 through
3.13 and 6.12, which shall survive termination as independent obligations.

                  ARTICLE 9:  SHAREHOLDERS' AGENT COMMITTEE.
                  -----------------------------------------

      9.1 APPOINTMENT AND ACCEPTANCE.  The Storehouse Shareholders hereby
          --------------------------
appoint each of Frederick G. Currey, Frank W. Brown, and Stephen C. Arnett, and the successors of each of them, acting as provided in this Agreement, as each Storehouse Shareholder's attorney-in-fact and agent in each's name, place and stead in connection with the transactions contemplated by this Agreement (collectively, the "Shareholders' Agent Committee"), and acknowledges that such appointment, being an integral part of the manner and basis of converting the Storehouse Common Stock and being relied upon by Rowe is coupled with an interest. By executing and delivering this Agreement under the heading "Shareholders' Agent Committee," each of such individuals hereby (a) accepts his appointment and authorization to act as a member of the Shareholders' Agent Committee as attorney-in-fact and agent on behalf of the Storehouse Shareholders in accordance with the terms of this Agreement, and (b) agrees to perform his obligations under, and otherwise comply with, this Agreement.

      9.2 AUTHORIZATION.  Each Storehouse Shareholder fully and completely,
          -------------
without restriction:

          (a) Execution and Delivery of Agreements.  Authorizes and directs the
              ------------------------------------
Shareholders' Agent Committee: (i) to deliver to Rowe on his behalf as provided in this Agreement his share certificates representing his Storehouse Common Stock and all other materials to be delivered in connection with this Agreement,
(ii) to execute, deliver, and to accept delivery of, on his behalf, the agreements, instruments and documents to be, or as, delivered by or on behalf of the Storehouse Shareholders pursuant to this Agreement, (iii) to execute, deliver, and to accept delivery of, on his behalf such amendments as may be deemed by the Shareholders' Agent Committee in its sole discretion to be appropriate under this Agreement, and (iv) to execute and deliver, and to accept delivery of, on his behalf such agreements, instruments and other documents as may be deemed by the Shareholders' Agent Committee in its sole discretion to be appropriate under this Agreement;

          (b) Notices & Determinations.  Agrees to be bound by all notices
              ------------------------
received, by all agreements and determinations made, and by all agreements, instruments and other documents executed and delivered by the Shareholders' Agent Committee under this Agreement;

          (c) Disputes & Consents.  Authorizes the Shareholders' Agent
              -------------------
Committee: (i) to dispute or to refrain from disputing any claim made by Rowe under this Agreement; (ii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under this Agreement and to sign any releases or other documents with respect to such dispute or remedy; (iii) to waive any condition contained in this Agreement;
(iv) to give any and all consents under this Agreement; and (v) to give such instructions and to do such other things and refrain from doing such other things as the Shareholders' Agent Committee in its sole discretion deems necessary or appropriate to carry out the provisions of this Agreement; and

          (d) Payments - Receipt & Disbursements.  Authorizes and directs the
              ----------------------------------
Shareholders' Agent Committee: (i) to receive any payments made to the Storehouse Shareholders or to the Shareholders' Agent Committee on the Storehouse Shareholders' behalf pursuant to this Agreement, (ii) to invest such funds pending their disbursement in such manner as the Shareholders' Agent Committee in its sole discretion deems appropriate, and (iii) to disburse to the Storehouse Shareholders payments made to the Shareholders' Agent Committee under this Agreement in accordance with the terms of this Agreement.

      9.3 PROCEDURAL MATTERS.
          ------------------

          (a) Meetings and Written Consents.  Actions by the Shareholders' Agent
              -----------------------------
Committee shall be made either (i) at a meeting (which can be conducted by a telephone call) or (ii) by written consent.

          (b) Required Vote or Signatures.  Decisions of the Shareholders' Agent
              ---------------------------
Committee at a meeting may be made only if all of the three members are participating, and decisions shall require the affirmative vote of all members. Written consents shall be effective when signed by all members of the Shareholders' Agent Committee.

      9.4 RELIANCE.  Each of the Storehouse Shareholders hereby expressly
          --------
acknowledges and agrees (a) that the Shareholders' Agent Committee is authorized to act on his behalf notwithstanding any dispute or disagreement among the Storehouse Shareholders and (b) that Rowe and any other person shall be entitled to rely on any and all actions taken (or not taken) by the Shareholders' Agent Committee under this Agreement that appear to have been taken in accordance with this Agreement without any duty of inquiry as to the genuineness of the writing or other communication and without any obligation of inquiry of any of the Storehouse Shareholders.

      9.5 SUCCESSORS.
          ----------

          (a) Generally.  If a member of the Shareholders' Agent Committee
              ---------
resigns, dies or is removed, then a successor shall be appointed as follows:

               (i)  Category I Representative.  Successors to Stephen C. Arnett
                    -------------------------
     (or to any of his successors) shall be appointed by Trust Company of Knoxville.

               (ii) Category II Representative.  Successors to Frederick G.
                    --------------------------
     Currey (or to any of his successors) and Frank W. Brown (or to any of his successors) shall be appointed by a majority vote of the Category II Shareholders.

Each of the foregoing named persons and any of his successors may be removed for any reason (or for no reason) by a majority vote of the shareholders entitled to appoint successors to a member.

          (b) Other Appointment Procedure.  If for any reason no successor to a
              ---------------------------
member has been appointed within thirty (30) days after his resignation, death or removal, then any person entitled to vote for the appointment of a successor to such member may petition a court of competent jurisdiction for appointment of a successor.

          (c) Notice of Appointment.  The appointment of a successor pursuant to
              ---------------------
the foregoing shall be by a written instrument (i) that is signed by the requisite number of persons or by a judge or clerk of a court of competent jurisdiction and (ii) that sets forth the explanation of how such persons satisfy the foregoing voting requirements, and promptly thereafter a copy of such instrument shall be given to the Shareholders and the other members of the Shareholders' Agent Committee.


      9.6 SURVIVAL OF AUTHORIZATIONS.  THE AUTHORIZATION AND AGREEMENTS IN THIS
          --------------------------
AGREEMENT SHALL REMAIN IN FORCE IF ANY STOREHOUSE SHAREHOLDER SUBSEQUENTLY BECOMES MENTALLY OR PHYSICALLY DISABLED OR INCOMPETENT. SUCH RECORDINGS AND FILINGS OF THIS AGREEMENT MAY BE MADE AS ANY PERSON DEEMS APPROPRIATE. NO FILING OF ANY INVENTORY OR POSTING OF A SURETY BOND SHALL BE REQUIRED OF ANY PERSON IN CONNECTION WITH THIS ARTICLE 9.

      9.7 CERTAIN LIMITATIONS.  No member of the Shareholders' Agent Committee
          -------------------
shall have any liability whatsoever (whether at law, in equity or otherwise) to any Storehouse Shareholder for any act or omission relating to this Agreement except such that arises from gross negligence or willful misconduct.

      9.8 NO IMPLIED AGENCY OR PARTNERSHIP.  No party other than the
          --------------------------------
Shareholders' Agent Committee is the agent or representative of any other party. Except as provided with respect to the Shareholders' Agent Committee, nothing in this Agreement shall be construed to make a party liable to any other person for or on account of any claim or act or omission of any other party. Nothing in this Agreement shall be construed to create a partnership or joint venture among the parties.

      9.9 EXPENSES.  No member of the Shareholders' Agent Committee is entitled
          --------
to any fee or reimbursement of expenses for his activities pursuant to this Agreement.

                    ARTICLE 10:  MISCELLANEOUS PROVISIONS.
                    -------------------------------------

      10.2 GOOD FAITH; COOPERATION.  The parties shall use their best efforts to
           -----------------------
perform their obligations in this Agreement, to satisfy all conditions, and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties shall cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement.

      10.3 NOTICES.  Each notice, communication and delivery under this
           -------
Agreement: (a) shall be made in writing signed by the party making it; (b) shall specify the section of this Agreement to which it relates; (c) shall either be delivered in person or by telecopier or nationally recognized next business day delivery service; (d) unless given in person, shall be given to the address specified below; (e) shall be deemed given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date transmitted or (iii) if sent by nationally recognized next business day delivery service (with costs prepaid), on the first business day after so sent; and (f) shall be deemed received (i) if delivered in person, on the date of personal delivery, (ii) if telecopied, on the day transmitted or (iii) if sent by nationally recognized next business day delivery service, on the first business day after so sent.
The addresses and requirements for copies are as follows:

If to the Storehouse Shareholders, to:       with a copy to:
-------------------------------------        --------------

Mr. Frederick G. Currey                      Mr. Thomas B. Hyman, Jr.
8818 Farquhar Circle                         Sutherland, Asbill & Brennan LLP
Dallas, TX  55209                            999 Peachtree Street, N.E.
 Telecopier:  214-357-8117                   Atlanta, Georgia 30309-3996
 Confirm:  214-357-4665                       Telecopier: 404-853-8806
                                              Confirm: 404-853-8098
and
                                             Mr. David H. Williams
Mr. Steven C. Arnett                         Hunton & Williams
The Trust Company of Knoxville, Inc.         Suite 4100
One Centre Square - Suite 300                NationsBank Plaza
620 Market Street                            600 Peachtree Street, N.E.
Knoxville, TN 39902                          Atlanta, GA 30308
 Telecopier:  423-971-1020                    Telecopier:  404-888-4190
 Confirm:  423-971-1902                       Confirm:  404/888-4000

If to Rowe, to:                              with a copy to:
--------------                               --------------
Rowe Furniture Corporation                   Mr. Sidney J. Silver
1650 Tysons Boulevard                        Silver, Freedman & Taff, LLP
Suite 710                                    1100 New York Avenue, NW
McLean, VA  22102                            Suite 700 East
Attn: Mr. Gerald M. Birnbach                 Washington, DC  20005
 Telecopier:  703-847-6545                    Telecopier:  202-682-0354
 Confirm:     703-847-8670                    Confirm:   202-414-6101

Such notice shall be given to such other representatives or at such other addresses as a party may furnish to the other parties pursuant to the foregoing. If notice is given pursuant to this Section of a permitted successor or assign of a party, then notice shall thereafter be given as set forth above also to such successor or assign of such party.

     10.3 ASSIGNMENT; SUCCESSORS IN INTEREST.
          ----------------------------------

          (a) By Rowe. Except with the prior consent of the Shareholder's Agent
              -------
Committee (which shall not be unreasonably withheld): (i) no assignment by operation of law or otherwise by Rowe of its rights and obligations under this Agreement shall be made to any person other than to one that controls Rowe or is controlled by or is under common control with Rowe or a successor to a substantial portion or all of the business of Rowe (and then only if such person expressly assumes all obligations and liabilities of Rowe under this Agreement by operation of law or by specific assumption executed and delivered by the transferee to the Shareholders' Agent Committee); and (ii) no transfer by operation of law or otherwise by Rowe of all or a substantial part of its business shall be made unless the obligations of Rowe under this Agreement are assumed in connection with such transfer either by operation of law or by specific assumption executed and delivered by the transferee to the Shareholders' Agent Committee. In any such event, Rowe shall remain liable for the performance of all the assigned, transferred or assumed obligations under this Agreement, which liability shall be a primary obligation for full and prompt performance rather than a secondary guarantee of collectibility of damages.

          (b) By the Storehouse Shareholders.  Except for any transfer or
              ------------------------------
assignment of rights and obligations under this Agreement, in whole or in part, upon the death of a Storehouse Shareholder to the heirs, legatees or devisees of a deceased Storehouse Shareholder or upon distributions from a non-individual Storehouse Shareholder to its beneficiaries or except with the prior written consent of Rowe (which shall not be unreasonably withheld), no assignment or transfer (by operation of law or otherwise), in whole or in part, by a Storehouse Shareholder of his rights or obligations under this Agreement shall be made.

          (c) Binding Nature.  This Agreement is binding upon the parties and
              --------------
their respective successors or assigns (whether or not permitted) and inures to the benefit of the parties and their permitted successors and assigns. Without limiting the foregoing or any other provision of this Agreement or the agreements to be delivered pursuant to it (and thus acknowledging that the failure or refusal to accomplish the following does not affect the foregoing), the Storehouse Shareholders shall undertake in good faith to have any heir, legatee, devisee, beneficiary, personal representative or other successor or assign of a Storehouse Shareholder ratify and confirm the agreements and obligations of such Storehouse Shareholder (including the authority of the Shareholders' Agent Committee) under this Agreement and under the other agreements to be delivered pursuant to this Agreement (including the Escrow Agreement).

          (d) Notice of Changes.  In the event of a successor to a Storehouse
              -----------------
Shareholder, his interest as reflected in Exhibit A shall be allocated among his
                                          ---------
successors as certified to the Shareholders' Agent Committee by an appropriate party.

     10.4 SEVERABILITY.  Any determination by any court of competent
          ------------
jurisdiction of the invalidity of either (a) any provision of this Agreement that is not essential to accomplishing its purposes or (b) any aspect of Section 6.3 shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

     10.5 CERTAIN DEFINITIONS.  For purposes of this Agreement (and whether or
          -------------------
not underlined): (a) "applicable law" means each provision of any constitution,
                      --------------
statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, license or other official pronouncement of any governmental authority; (b) "contract" means any contract of any kind whatsoever, together
                --------
with all related amendments, modifications, supplements, waivers and consents;
(c) "governmental authority" means any legislative, executive, judicial, quasi-
     ----------------------
judicial or other public authority, agency, department, bureau, division, unit, court or other public body; (d) "lease" means any written or oral lease,
                                 -----
sublease, rental contract or similar contract and all amendments, modifications, supplements, waivers and consents to or under them pursuant to which Storehouse leases or rents either as lessee or tenant, any Property; (e) "lien" means any
                                                               ----
mortgage, deed to secure debt, security interest, lien, pledge, encumbrance or adverse claim of any kind whatsoever, including the interest of a lessor under any capital lease; (f) "party" or "parties" means each or all, as appropriate,
                        -----      -------
of the entities who have executed and delivered this Agreement, each permitted successor or assign of a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of a party; (g) "pending" means that written notice of the act or
                           -------
omission or fact or circumstance with respect to which such term is used has been received by the person with respect to which such term is used; (h) "permit" means any license, permit, authorization or certificate issued by a
 ------
governmental authority; (i) "permitted lien" means any lien (i) for indebtedness
                             --------------
for money borrowed specifically listed in the footnotes to the 1998 Financial Statements or in Schedule 4.6, (ii) for taxes not yet due and payable, (iii) imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like; (iv) arising from a purchase money security interest or a vendor's lien, provided that no such security interest or lien shall extend to or cover any other property of Storehouse other than that so purchased; or (v) other liens, encumbrances or restrictions which do not, individually or in the aggregate have a material adverse effect on Storehouse;
(j) "person" means any individual, sole proprietorship, partnership, joint
     ------
venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority; (k) "plan" means any plan, program or policy and all
                             ----
related amendments, modifications, supplements, waivers and consents; (l) "restriction" means any option, right of refusal or similar right or other
 -----------
restriction of any nature whatsoever; (m) "subsidiary", when used to determine
                                           ----------
the relationship of Storehouse to another entity, means an entity of which an aggregate of 30% or more of the stock of any class or 30% or more of other ownership interests is owned of record or beneficially by Storehouse, or by one or more subsidiaries of Storehouse, or by any combination of Storehouse and one or more subsidiaries of Storehouse; (n) "taxes" means all taxes, assessments,
                                         -----
charges, duties, fees, levies or other governmental charges, including all federal, state local, foreign or other income, profits, unitary, business, franchise, capital stock, real property, personal property, intangible taxes, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise and other taxes, assessments, charges, duties, fees, or levies of any kind whatsoever (whether or not requiring the filing of returns) and all deficiency assessments, additions to tax, penalties and interest; (o) "this
                                                                       ----
Agreement" includes any amendments or other modifications and supplements, and
---------
all exhibits, schedules and other attachments, to it; and (p) "threatened" means
                                                               ----------
any act that would cause one reasonably to believe that the act, omission, fact or circumstance with respect to which such word is used is likely to occur.

     10.6 CERTAIN RULES OF CONSTRUCTION.  For purposes of this Agreement: (a)
          -----------------------------
"including" and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations; (b) "copy" or "copies" means that the copy or copies of the material to which it relates are true, correct and complete; (c) when "Article," "Section," "Subsection," "Exhibit," or "Schedule" is capitalized in this Agreement, such refers to such item of or to this Agreement; (d) titles and captions of or in this Agreement and the cover sheet and table of contents of this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions; (e) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders; and (f) each exhibit and schedule referred to in this Agreement and each attachment to any of them or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it.

     10.7 DEFINITION OF KNOWLEDGE.  For the purposes of this Agreement, the
          -----------------------
phrases "to Shareholder knowledge" or "to its knowledge" and variations of them when used with respect to Storehouse shall refer to all matters (a) actually known to any of Frederick G. Currey, W. Clyde Mynatt, Richard Goldstein, James
R. Wood or Laurie O. Kahn or (b) of which any of them had any reason to know (i) after the meeting of them devoted to a review of this Agreement and the disclosure schedules to this Agreement, and Shareholder business, properties and affairs, which meeting has been held both prior to the execution of this Agreement and again immediately prior to the Common Stock Closing and (ii) to the extent that such a meeting indicates that some disclosure may be required with respect to a matter, after reviews of all relevant files and discussions with an individual who could reasonably be expected to have knowledge of or familiarity with such matter.

     10.8 REMEDIES.  Except as set forth in Article 7, the rights and remedies
          --------
specified in any provision of this Agreement are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies are cumulative. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other party being hereby waived). A party who prevails in enforcing rights or remedies under this Agreement shall (in addition to any other relief hereunder) be paid by the other party all costs, fees and expenses, including reasonable attorneys' fees, incurred by the prevailing party in enforcing such rights and remedies.

     10.9 CONTROLLING LAW; INTEGRATION; AMENDMENT; WAIVER.  This Agreement is
          -----------------------------------------------
governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia except its laws that would render such choice of laws ineffective. This Agreement and the other contracts, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements and understandings between the parties with respect to their subject matter, constitute the entire agreement of the parties with respect to their subject matter, and may not be altered or amended except in writing signed by Rowe and the Storehouse

Shareholders. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

     10.10 COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts.

          DULY EXECUTED and delivered by the parties, under seal, on August ___, 1998.

Rowe:                               Rowe Furniture Corporation
----
          (Corporate Seal)

     Attest:                        By:______________________________________
                                       Gerald M. Birnbach, Chairman of the
                                       Board and President
     ___________________________
     Arthur H. Dunkin,
     Secretary-Treasurer

The Storehouse Shareholders:
---------------------------

                                    _________________________________________
                                    Frederick G. Currey

                                    _________________________________________
                                    Bradley N. Currey, Jr.

                                    _________________________________________
                                    W. Clyde Mynatt

                                    The Storehouse Inc. Employee Stock
                                    Ownership Plan, by The Trust Company of
                                    Knoxville, Trustee

                                    By:______________________________________
                                       Stephen C. Arnett, Senior Vice President

                                    _________________________________________
                                    Richard Goldstein

                                    _________________________________________

                                    Clella Alpert

                                    _________________________________________
                                    James R. Wood

                                    _________________________________________
                                    Laurie O. Kahn

                               *   *   *   *   *

Shareholders' Agent Committee:


                                    _________________________________________
                                    Frederick G. Currey


                                    _________________________________________
                                    Stephen C. Arnett


                                    _________________________________________
                                    Frank W. Brown

                             *    *    *    *    *

          DULY EXECUTED by Storehouse solely for purposes of indicating its consent and agreement to the cancellation of the restrictive contracts and plans as set forth in Article 1, Sections 3.9 through 3.13 and Section 6.7 and 6.8.


                                    Storehouse, Inc.


                                    By:______________________________________
                                       W. Clyde Mynatt,
                                       President

                                    Date:  August 21, 1998


                             *    *    *    *    *

                                   EXHIBITS
                                   --------

Exhibit A      --     Storehouse Shareholders & Their Shares
Exhibit B      --     Option Holders; Conversion Shares; and
                      Conversion Price
Exhibit C(a)-(c)--    Form of Noncompetition and Nondisclosure   (S)1.2(c)(ii)
                      Agreement
Exhibit D      --     Form of Employment Agreement               (S)1.2(c)(iii)
Exhibit E      --     Form of Severance Agreements               (S)1.2(c)(iv)
Exhibit F(a)-(b)--    Form of Stock Rights Letter                (S)1.2(c)(v)
Exhibit G(a)-(c)--    Form of Stock Bonus Letters                (S)1.2(b)(vi)
Exhibit H      --     Form of Certificate of Each Storehouse     (S)3.4(a)
                      Shareholder
Exhibit I      --     Form of Stock Option Agreement and         (S)3.5(b)
                      Schedule of Options
Exhibit J      --     EBITDA Calculation                         (S)3.6(b)
Exhibit K      --     Business Plan                              (S)6.1(b)


                                   SCHEDULES
                                   ---------

Schedule 4.1   --     Status of Storehouse
Schedule 4.2   --     Financial Statements and Certain Other Matters
Schedule 4.3   --     Taxes
Schedule 4.4   --     Real and Personal Property--Owned or Leased
Schedule 4.5   --     Trademarks; Trade Names and Other Intellectual Property
Schedule 4.6   --     Indebtedness; Guaranties
Schedule 4.7   --     Contracts
Schedule 4.8   --     Insurance
Schedule 4.10  --     Officers and Directors; Employment Relationships
Schedule 4.11  --     Employee Benefits
Schedule 4.12  --     Labor Relations
Schedule 4.13  --     Litigation
Schedule 4.14  --     Compliance with Laws
Schedule 4.15  --     Bank Accounts
Schedule 4.16  --     Transactions with Affiliates
Schedule 4.17  --     Absence of Violations or Conflicts
Schedule 4.18  --     Vendor and Factor Relationship

                               *   *   *   *   *

                                                            EXHIBIT A TO
                                                            STOREHOUSE STOCK
                                                            PURCHASE AGREEMENT
                                                            (Sections 2.3, 3.7)
                                                            ====================

                           PERCENTAGE OWNERSHIP TABLE
                           --------------------------

                                                     Interests
                                                     At Common             Interests          Interests            Interests
   Name                      Current/1/            Stock Closing        At Tranche One    At Tranche Two/2/    At Tranche Three/3/
   ----               ---------------------    --------------------   -----------------  ------------------   --------------------
                      # of Shares       %      # of Shares      %     # of Shares   %    # of Shares   %      # of Shares   %
                      -----------      ----    -----------     ----   -----------  ----  -----------  ----    -----------  ----
F. G. Currey              46,420      30.63       46,420      30.63      46,420   30.63     46,420   42.88     46,420     28.39
B. N. Currey              21,589      14.25       21,589      14.25      21,589   14.25     21,589   19.96     21,589     13.20
W. C. Mynatt              24,530      16.19       24,530      16.19      24,530   16.19     24,530   22.66     36,530     22.34
ESOP                      43,294      28.57       43,294      28.57      43,294   28.57        ---     ---     43,294     26.47
R. Goldstein               5,100       3.37        5,100       3.37       5,100    3.37      5,100    4.71      5,100      3.12
C. Alpert                  2,000       1.32        2,000       1.32       2,000    1.32      2,000    1.84      2,000      1.22
J. R. Wood                 4,100       2.71        4,100       2.71       4,100    2.71      4,100    3.79      4,100      2.51
L. O. Kahn                 4,500       2.97        4,500       2.97       4,500    2.97      4,500    4.16      4,500      2.75
                         -------      -----      -------     ------     -------  ------    -------  ------    -------    ------

     TOTAL               151,533      100.0      151,533     100.00     151,533  100.00    108,239  100.00    163,533    100.00
                         =======      =====      =======     ======     =======  ======    =======  ======    =======    ======

__________________________

     /1/ Assumes existing vested options exercised at Closing, including Kahn option for 2,000 shares at $52.79 per share. Reflects issuance of share bonuses as follows: Kahn--2,000; Goldstein--2,100; Wood--1,600.

     /2/  ESOP does not participate in Tranche Two.

     /3/ Mynatt will be deemed to have received 12,000 shares beginning at Tranche 3. This is in consideration for cancellation of his rights under a phantom stock agreement covering 12,000 shares.

                                              EXHIBIT B TO
                                              STOREHOUSE STOCK
                                              PURCHASE AGMT
                                              (Section 2.4)
                                              ----------------

                       CERTAIN EMPLOYEE OPTIONS & RIGHTS
                       ---------------------------------

Part I - Options
----------------------

     Name of                  Number           Aggregate
     Option Holder          of Shares          Option Price
     -------------          ---------          ------------
     Laurie O. Kahn         500 @ $57.87        $ 28,935.00
     Laurie O. Kahn       2,000 @ $47.10*       $ 94,200.00
     James R. Wood        1,800 @ $47.10*       $ 84,780.00
     James R. Wood          205 @ $57.87        $ 11,863.35
     W. Clyde Mynatt      9,833 @ $16.82        $165,391.06

          *Note:  The actual exercise price for L.O. Kahn's shares is the lesser
           ----
          of (a) $47.10 or (b) the Base Purchase Price, less the aggregate option exercise price set forth in this Part I, divided by 137,195. The actual exercise price for J. R. Wood's shares is the lesser of (a) $47.10 or (b) the Base Purchase Price, less the aggregate option exercise price set forth in this Part I, divided by 137,195.

Part II - Stock Bonus Arrangements
----------------------------------

     Richard Goldstein              2,100 shares
     James R. Wood                  1,600 shares
     Laurie O. Kahn                 2,000 shares

Part III -- Phantom Stock Arrangements
--------------------------------------

     W. Clyde Mynatt                    Based on increase in value over $139.05
                                        @ 151,533 shares outstanding

Part IV -- Employment Agreements
--------------------------------

     W. Clyde Mynatt      -- dated  2/28/97
     Richard Goldstein    -- dated  8/25/98
     Laurie O. Kahn       -- dated  8/25/98
     James R. Wood        -- dated  8/25/98

                               *   *   *   *   *


                           *     *     *     *     *

                                                              EXHIBIT J TO
                                                              STOREHOUSE STOCK
                                                              PURCHASE AGREEMENT
                                                              (Section 3.6(b))
                                                              ------------------


     This Exhibit J sets forth the definition of EBITDA Earn-Out as set forth in
(S)3.6(b) of the Storehouse Stock Purchase Agreement (the "Agreement").

1.   Definition of EBITDA.  "EBITDA" means Storehouse's net income (after
     --------------------
     reduction for any increases in rentals or other periodic payments (annualized so as to include its full impact as if it were in effect for the full 12 month period) pursuant to (S)3.3(g) of the Agreement) before
     (a) interest expense, (b) interest income, (c) income taxes or payments in lieu of income taxes, (d) depreciation and (e) amortization (including push down accounting arising from the acquisition of Storehouse by Rowe) or other non-cash charges, all as determined in accordance with GAAP consistently applied with Storehouse's practices (including classifications of items of income and expense and policies for capitalization and revenue recognition) at January 31, 1998 as reflected in Storehouse's financial statements as of such date as audited by Arthur Anderson LLP (specifically disregarding any changes in Storehouse's accounting practices or policies or other methodology after the Common Stock Closing Date); provided,
                                                                --------
     however, that in any event the following shall not be taken into account in
     -------
     calculating EBITDA:

          i. any income or revenues from activities other than the sale of goods to retail consumers in the regular and ordinary course of business;

          ii. "Deal Expenses" (as defined in the Agreement); the amount of any prepayment penalty relating to the indebtedness of Storehouse to Sanwa Business Credit Corporation; the fee or other costs (but excluding any increases in rental or other regular periodic payments) paid to third parties in order to obtain the consents necessary to satisfy the closing condition of Section 3.3(g) of the Agreement; any tax penalty arising under Section 4978 of the Internal Revenue Code of 1986, as amended; any severance payments made pursuant to the Employment Agreement and Severance Agreements referred to in (S)1.2(c)(iii) and (iv) of the Agreement; and any amounts paid to employees that are taken into account as reductions under (S)2.2(f) and (g) of the Agreement in arriving at the Base Purchase Price;

          iii. any non-cash expenses arising from the exercise of stock options and the satisfaction of stock rights to stock pursuant to (S)2.4 of the Agreement;

          iv. any compensation expense relating to contributions to the ESOP, third party routine administrative expenses relating to the maintenance of the

                                                Exhibit J to Storehouse Stock
                                                Purchase Agreement -- p. 2 of 3
                                                -------------------------------

                ESOP in the ordinary course and third party costs relating to the amendment and termination of the ESOP pursuant to (S)6.5
                (iii) of the Agreement;

          v. extraordinary items (including the cost of litigation) as defined by GAAP to the extent indemnified and actually paid by the Indemnifying Shareholders pursuant to (S)7.4(e) of the Agreement or not paid by reason of (S)7.3(b) or (S)7.3(d) of the Agreement;

          vi. any adjustments as to the EBITDA Earn-Out Period arising with respect to periods prior to or after the EBITDA Earn-Out Period, other than adjustments to estimates in the normal course of business;

          vii. any compensation expense resulting from the issuance after the Common Stock Closing of stock or options by Rowe to employees of Storehouse; and

          viii. any charge for services provided by Rowe or any affiliate (including those characterized or charged as overhead or similar corporate support charges); provided, however, that the
                                            --------  -------
                foregoing shall not restrict Rowe from charging Storehouse for costs directly related to Storehouse's business that are actually borne by Rowe.

2.   Effect of Certain Events
     ------------------------

     a.   Sale of Storehouse. If Rowe or its affiliates cease to own at least
          ------------------
          50% of Storehouse's outstanding stock after the Common Stock Closing Date through the EBITDA Earn-Out Period (whether in a single transaction or in multiple transactions and whether by stock sale, merger, share exchange or other transaction); if Storehouse sells all or substantially all of its assets (whether in a single transaction or multiple transactions after the Common Stock Closing Date through the EBITDA Earn-Out Period); or if Storehouse has issued stock in a public offering after the Common Stock Closing Date through the EBITDA Earn-Out Period, then the EBITDA Earn-Out shall be deemed to be earned in full.

     b.   Acquisition of Another Business.  If Storehouse acquires another
          -------------------------------
          business after the Common Stock Closing Date through the EBITDA Earn-Out Period, then Storehouse's EBITDA will be computed for the remainder of the EBITDA Earn-Out Period as though no such acquisition had occurred.

     c.   Fundamental Business Change.  If Storehouse's business fundamentally
          ---------------------------
          changes solely as a result of action taken by the Board of Directors of Storehouse after the

                                                Exhibit J to Storehouse Stock
                                                Purchase Agreement -- p. 3 of 3
                                                -------------------------------

          Common Stock Closing Date through the EBITDA Earn-Out Period in a manner not covered by any of the foregoing, then Storehouse's EBITDA will be computed for the remainder of the EBITDA Earn-Out Period as though no such change in Storehouse's business had occurred.

3.   Obligations of Rowe.  After the Common Stock Closing Date through EBITDA
     -------------------
     Earn-Out Period, Rowe shall:

     a. maintain and operate Storehouse as a separate legal entity with its own management, financial statements, and board of directors, subject to customary parent oversight; and

     b. provide the Shareholders' Agent Committee with information (including detailed support) as to overhead or other charges made by Rowe or any affiliates to Storehouse.

                           *     *     *     *     *